UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

SPESCOM SOFTWARE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPESCOM SOFTWARE INC.

10052 Mesa Ridge Court, Suite #100

San Diego, California 92121

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on April 24, 2007

The Annual Meeting of Shareholders of Spescom Software Inc., a California corporation (the “Company”), will be held at the Company’s principal executive offices at 10052 Mesa Ridge Court, Suite #100, San Diego, California, at 9:00 a.m. on April 24, 2007 for the following purposes:

1.                                       To elect six directors to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified.

2.                                       To vote upon a proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 100,000,000 to 200,000,000.

3.                                       To vote upon a proposal to approve the adoption of the 2007 Stock Incentive Plan.

4.                                       To vote upon a proposal to amend the Company’s Articles of Incorporation to change the name of the Company to “Enterprise Informatics Inc.”

5.                                       To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 22, 2007 as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES AND THAT A QUORUM WILL BE PRESENT. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING, AND YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE RETURNED YOUR PROXY. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

By Order of the Board of Directors,

John W. Low

Secretary

San Diego, California

March 28, 2007

SPESCOM SOFTWARE INC.

10052 Mesa Ridge Court, Suite #100

San Diego, California 92121

PROXY STATEMENT

Annual Meeting of Shareholders

April 24, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Spescom Software Inc., a California corporation (the “Company”), for use at the Annual Meeting of Shareholders to be held at the Company’s principle executive offices at 10052 Mesa Ridge Court, Suite #100, San Diego, California, on April 24, 2007 at 9:00 a.m., or at any adjournments or postponements thereof, for the purposes set forth herein and in the foregoing Notice.  This Proxy Statement and the accompanying proxy card will be first sent to shareholders on or about March 28, 2007.

Shares represented by properly executed proxies, if received in time and not revoked or suspended, will be voted in accordance with the instructions indicated thereon or, if no instructions are given for any or all of the proposals, will be voted: (i) in favor of the election of all persons named in, or otherwise nominated as set forth in, this Proxy Statement to serve as directors; (ii) in favor of the proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock (the “Common Stock”) from 100,000,000 to 200,000,000; (iii) in favor of the proposal to approve the adoption of the 2007 Stock Incentive Plan; and (iv) in favor of the proposal to amend the Company’s Articles of Incorporation to change the name of the Company to “Enterprise Informatics Inc.”

Record Date; Outstanding Shares; Voting Rights

Each holder of record of the Common Stock and of the Company’s Series F Convertible Preferred Stock (the “Series F Preferred Stock”) at the close of business on March 22, 2007 is entitled to vote on all matters submitted to a vote of the shareholders at the Annual Meeting.  At the close of business on March 1, 2007, there were 37,144,494 shares of Common Stock outstanding held of record by approximately 800 shareholders and 5,291 shares of Series F Preferred Stock outstanding held of record by two shareholders.  The outstanding shares of Series F Preferred Stock are presently convertible into 11,757,778 shares of Common Stock.

The holders of Series F Preferred Stock are entitled to vote as a class with the holders of Common Stock on all matters submitted to the shareholders at the Annual Meeting.  On all such matters, other than the elections of directors, (i) each holder of Common Stock is entitled to one vote for each share of Common Stock held and (ii) each holder of Series F Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which such holder’s shares of Series F Preferred Stock are convertible.

In the election of directors, unless the election is subject to cumulative voting, each holder of Common Stock and of Series F Preferred Stock is entitled to cast for any one or more candidates no greater than the number of votes to which such shareholder is entitled on matters other than the election of directors (as described in the preceding paragraph).  If any shareholder gives notice to the Secretary of such shareholder’s intention to cumulate votes prior to the voting, the election will be subject to cumulative voting.  Under cumulative voting, each holder of Common Stock or Series F Preferred Stock may give any one candidate whose name was placed in nomination prior to the commencement of voting a number of votes equal to the number of votes to which such shareholder is entitled on matters other than the election of directors multiplied by the number of directors to be elected, or distribute such number of votes on the same principle among as many candidates as the shareholder sees fit.  The proxy holders will have authority, in their discretion, to vote cumulatively for less than all of the nominees.

Vote Required

Directors will be elected by a plurality of the votes of the shares of Common Stock (whether outstanding or issuable upon the conversion of outstanding shares of Series F Preferred Stock) represented at the Annual Meeting and voting on the election of directors.  Therefore, the six nominees receiving the highest number of affirmative votes will be elected.

The affirmative vote of a majority of the shares of Common Stock (whether outstanding or issuable upon the conversion of outstanding shares of Series F Preferred Stock) entitled to vote at the Annual Meeting will be required for approval of (i) the proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000 and (ii) the proposal to amend the Company’s Articles of Incorporation to change the name of the Company to “Enterprise Informatics Inc.”

Approval of the adoption of the 2007 Stock Incentive Plan requires the affirmative vote of shares constituting (i) a majority of the shares of Common Stock (whether outstanding or issuable upon the conversion of outstanding shares of Series F Preferred Stock) represented at the Annual Meeting and voting on the proposal and (ii) a majority of the required quorum, as described in the following paragraph.

Quorum

A quorum comprising a majority of the shares of Common Stock (whether outstanding or issuable upon the conversion of outstanding shares of Series F Preferred Stock) entitled to vote at the Annual Meeting, represented in person or by proxy at the meeting, is required to be present in order for business to be transacted at the meeting.  If the required quorum is not present at the Annual Meeting, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Recommendations of the Board of Directors

The Company’s Board of Directors recommends that you vote FOR each of the nominees of the Board of Directors (Proposal 1); FOR the increase in authorized shares of Common Stock (Proposal 2); FOR the adoption of the 2007 Stock Incentive Plan (Proposal 3); and FOR the change of the Company’s name to “Enterprise Informatics Inc.” (Proposal 4).

Revocability of Proxies

A shareholder giving a proxy has the power to revoke it at any time before it is exercised by attending and voting at the Annual Meeting or by filing with the Secretary of the Company either a written notice of revocation or a duly executed proxy bearing a later date.

Abstentions and Broker Non-Votes

Broker non-votes and abstentions will be counted as present for purposes of determining the presence or absence of a quorum, but will not be counted for purposes of determining the number of votes cast regarding any particular proposal except as specifically discussed in this paragraph.  Because directors are elected by plurality, abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. Proposal 3 must be approved by a majority of the votes cast, provided that the total votes cast in favor represents at least a majority of the quorum required for the meeting. As a result, abstentions and broker non-votes on Proposal 3 generally have no effect, unless an insufficient number of shares is voted to satisfy the majority of a quorum requirement.  Proposals 2 and 4 must be approved by the affirmative vote of a majority of the shares of Common Stock (whether outstanding or issuable upon the conversion of outstanding shares of Series F Preferred Stock) entitled to vote at the Annual Meeting.  As a result, abstentions and broker non-votes have the same effect as votes against Proposals 2 and 4.

“Broker non-votes” include shares for which a bank, broker or other nominee (i.e., record) holder has not received voting instructions from the beneficial owner and for which the nominee holder does not have discretionary power to vote on a particular matter. Under the rules that govern brokers who are record owners of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote them on non-routine matters. The proposals to be voted upon at the Annual Meeting include both routine matters, such as the election of directors (Proposal 1) and the increase in authorized shares of Common Stock (Proposal 2), and non-routine matters, such as the adoption of the 2007 Stock Incentive Plan (Proposal 3).

Solicitation of Proxies

The cost of this solicitation of proxies will be borne by the Company.  Solicitation will be made by mail, telephone, facsimile or e-mail and personally by directors, officers and other employees of the Company, but such persons will not receive compensation for such services over and above their regular salaries.  The Company will reimburse brokers, banks, custodians, nominees and fiduciaries holding stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxy material to the beneficial owners of such stock.

Householding of Annual Disclosure Documents

The Securities and Exchange Commission has approved a rule governing the delivery of annual disclosure documents. This rule allows us to send a single set of our Annual Report and Proxy Statement to any household at which two or more of our shareholders reside if we believe that the shareholders are members of the same family. Some banks, brokers and other intermediaries may be participating in this practice of “householding” proxy statements and annual reports. This rule benefits both our shareholders and us. It reduces the volume of duplicate information received at a shareholder’s house and helps reduce our expenses. Each shareholder, however, will continue to receive individual proxy cards or voting instruction forms.

If your household has previously received a single set of disclosure documents, but you would prefer to receive your own copy this year or in future years, you should contact your bank, broker or other nominee record holder. You may also request additional copies of either our Annual Report or Proxy Statement by writing to Spescom Software Inc., 10052 Mesa Ridge Court, Suite #100, San Diego, California 92121, Attention: Corporate Secretary, or by calling (858) 625-3000.  Similarly, if you share an address with another shareholder of the Company and together both of you wish to receive only a single set of our annual disclosure documents, please follow the same instructions.

PROPOSAL 1

ELECTION OF DIRECTORS

Six directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting and until their successors are elected and qualified.  In the election of directors, in the absence of instructions to the contrary, the proxy holders intend to vote for the election of the six nominees named below.  If additional persons are nominated for election as directors, the proxy holders, in the absence of instructions to the contrary, intend to vote all proxies received by them in order to elect as many of the nominees named below as possible, whether or not by cumulative voting.  In such event, if the election is subject to cumulative voting, the proxy holder will determine the specific nominees for whom votes will be cumulated.  Should any nominee decline or become unavailable to serve as a director or should any vacancy occur before the election, the proxies will be voted, in the absence of instructions to the contrary, for the election of the remaining nominees named in this Proxy Statement.

In accordance with the Stock Purchase Agreement dated as of January 14, 2000 between the Company and Spescom Ltd., the Company has covenanted to include two nominees of Spescom Ltd. in management’s slate of nominees to be elected to the Board of Directors and to recommend to the shareholders the election of such nominees for as long as Spescom Ltd. or any affiliate of Spescom Ltd. holds at least 33% of the Common Stock.  Dr. Myers and Mr. Isaacman are the current nominees designated by Spescom Ltd.

The following table sets forth certain information concerning each person nominated for election as a director:

Name	Age	Position
Alan Kiraly	46	Chief Executive Officer and Director
Michael Silverman	62	Chairman and Director
Hilton Isaacman	53	Director
D. Ross Hamilton	69	Director
Larry D. Unruh	56	Director
James P. Myers	66	Director

Mr. Kiraly was appointed Chief Executive Officer and a Director of the Company in January 2007, after having served as Interim Chief Executive Officer since August 2006. Mr. Kiraly joined the Company as Vice President of Product Development in August 2004.  From October 2000 until joining the Company, he was the Chief Executive Officer of Lascom Solutions Inc., the United States subsidiary of Lascom, SA, a French software developer. Mr. Kiraly was Vice President, Product Management and Development from November 1999 to October 2000 at Motiva Software Inc.  Prior to Motiva he held a variety of management positions in product marketing, development and project services at various companies in the software industry. Mr. Kiraly earned a B.S. degree in Mechanical Engineering from Michigan State University in 1983, and Masters of Science in Mechanical Engineering from the University of Dayton in 1986.

Mr. Silverman has been a Director of the Company since April 2004.  He was appointed Chairman of the Board of the Company in September 2004.  Since 2001 Mr. Silverman has been a director of Island Pacific, Inc., a publicly held software company in the retail industry and in February 2004 was appointed its Chairman.  Mr. Silverman founded Advanced Remote Communications Solutions, Inc. (formerly known as Boatracs, Inc.) in 1990 and serves on its board of directors. He previously served as its Chairman until May 2002, and as Chief Executive Officer and President until October 1997, and from November 1999 to May 2002. Mr. Silverman is a Chartered Accountant (South Africa) and received M.B.A. from Stanford University in 1969.

Mr. Isaacman, a nominee of Spescom Ltd., has been a Director of the Company since April 2000.  Mr. Isaacman was the Executive Director Corporate Finance of Spescom Ltd. from 1999 to 2005.  Mr. Isaacman previously served as Spescom Ltd.’s Financial Director from 1990 to 1998.  Mr. Isaacman began his career with Spescom Ltd. in 1988 as Financial Manager and was a member of Spescom Ltd.’s Board of Directors from 1990 to 2005.  Mr. Isaacman is a Chartered Accountant (South Africa) and received a certificate in accounting, tax and auditing from the University of Capetown in 1982.

Mr. Hamilton has been a Director of the Company since June 1994.  He served as Chairman of the Board of the Company from January 1997 through June 1997.  Since 1983 Mr. Hamilton has served as President of Hamilton Research, Inc., a financial consulting firm.  Mr. Hamilton received a B.S. degree in Economics from Auburn University in 1961.

Mr. Unruh has served as a Director of the Company since May 1988. Since January 2003 he has been Managing Partner of Hein & Associates LLP, certified public accountants, as well as its Managing Tax Partner since 1982.  Mr. Unruh has served as a director of Advanced Laser Technology, Inc. since 1999 and also served as a director of Basin Exploration, Inc., an oil exploration and development company from 1992 to 2001.  Mr. Unruh received a B.S. degree in Accounting from the University of Denver in 1973.

Dr. Myers, a nominee of Spescom Ltd., has been a Director of the Company since July 2001.  In October 2003 Dr. Myers was appointed as a member of the board of directors of Spescom Ltd. and serves as Chairman.  Dr. Myers, currently a consultant, has over 30 years of international business experience specializing in the telecommunications industry.  Dr. Myers served as President of Southwestern Bell International Development Africa (Pty) Ltd from 1985 to 1998.  Dr. Myers served as the Executive Vice President of that company from 1994 to 1995.  From 1993 to 1994, Dr. Myers was the Executive Director of Technology Resources Incorporated.  From 1991 to 1993, Dr. Myers was the President of JMA, Inc.  From 1979 to 1991, Dr. Myers was the President of The Gammon Group, Inc.  From 1969 to 1978, Dr. Myers was a Principal with the accounting firm Arthur Young & Company.  From 1965 to 1969, Dr. Myers was an Operations Research Analyst with Texas Instruments, Inc.  Dr. Myers earned his B.A. in Mathematics from Texas A&M University in 1963, a Master of Arts in Mathematical Physics from the University of Arizona in 1965, and a Doctor of Philosophy in Industrial Engineering/Operations Research from Texas Tech University in 1969.  Dr. Myers is currently serving as a Director for the following entities:  Blackstar Investors PLC, African Merchant Bank, Econet Wireless, and American Chamber of Commerce of South Africa.

All directors are elected annually and serve until the next annual meeting of shareholders and until their successors have been elected and qualified.

Vote Required and Recommendation of the Board

The six nominees receiving the highest number of affirmative votes of the shares of Common Stock (whether outstanding or issuable upon the conversion of outstanding shares of Series F Preferred Stock) represented at the Annual Meeting and voting on the election of directors shall be elected as directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF ALL SIX NOMINEES NAMED ABOVE.

When a proxy in the form of the proxy enclosed with this Proxy Statement is returned properly executed, unless marked to the contrary, such proxy will be voted in order to elect as many of the directors named above as possible, as described in the first paragraph of this Proposal 1.

PROPOSAL 2

APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION
TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has unanimously adopted a resolution approving, and is recommending to the shareholders for approval at the Annual Meeting, an amendment to Article III of the Company’s Restated Articles of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 100,000,000 to 200,000,000.  This proposal is referred to elsewhere in this Proxy Statement as the “Authorized Share Amendment.”  The Board has determined that this amendment is in the best interests of the Company and its shareholders.  The Company is currently authorized to issue 1,000,000 shares of preferred stock, and the proposed amendment will not affect that authorization.

Purpose and Effect of the Proposed Amendment

The proposed amendment would increase the number of shares of Common Stock the Company is authorized to issue from 100,000,000 to 200,000,000. The additional 100,000,000 shares of Common Stock would be a part of the same existing class of Common Stock, and, if and when issued, would have the same rights and privileges as the shares of Common Stock currently issued and outstanding.  The authorization of the additional 100,000,000 shares of Common Stock would not effect the rights, preferences or privileges of the holders of the Company’s preferred stock.

The Company currently has 100,000,000 shares of authorized Common Stock. As of March 1, 2007, the Company had approximately 37,144,494 shares of Common Stock issued and outstanding.  In addition, as March 1, 2007, the following shares of Common Stock were reserved for issuance by the Company: (i) 4,372,750 shares of Common Stock issuable upon the exercise of outstanding stock options; (ii) 6,726,852 shares of Common Stock issuable upon exercise of outstanding warrants; (iii) 11,757,778 shares of Common Stock issuable upon conversion of outstanding Series F Convertible Preferred Stock; and (iv) up to 33,793,103 shares of Common Stock issuable upon conversion of outstanding Series I Convertible Preferred Stock.  Accordingly, as of March 1, 2007, there were an aggregate of 93,794,477 shares of Common Stock outstanding or reserved for issuance and only 6,205,523 authorized shares of Common Stock that were not outstanding or reserved for issuance.

The Board believes that it is desirable to increase the number of shares of Common Stock the Company is authorized to issue to provide the Company with adequate flexibility in the future with respect to the issuance of its Common Stock for general corporate purposes, including grants of stock options or other stock-based compensation to employees and consultants, payment of stock dividends, equity financings, acquisitions or other business combinations, and stock splits or other recapitalizations, and with respect to the establishment of reserves for uses including employee incentive programs. The Board has no present arrangements, agreements, commitments, understandings or definitive plans with regard to the issuance of the proposed additional shares other than current commitments associated with the shares reserved for issuance as discussed in the preceding paragraph, which can be effected even if this proposal were not approved.  As discussed in the following paragraph, the board anticipates that, if the shareholders approve both the Authorized Share Amendment and the 2007 Stock Incentive Plan, a portion of the newly authorized shares will be reserved for issuance pursuant to awards under the 2007 Plan.

As set forth in Proposal 3, the Board is seeking approval of the 2007 Stock Incentive Plan (the “2007 Plan”), which provides that the number of shares of Common Stock that may be issued pursuant to stock options and other awards under the plan may not exceed 7,500,000.  In the event the adoption of the 2007 Plan is approved by the shareholders, the Board intends to reserve for issuance pursuant to awards under the plan a number of shares of Common Stock no greater than the number of shares then authorized but not outstanding or otherwise reserved for issuance, even if fewer than the 7,500,000 share maximum set forth in the 2007 Plan.  (As indicated above, as of March 1, 2007, there were 6,205,523 authorized shares that were neither outstanding nor reserved for issuance.)  Consequently, if the 2007 Plan is approved by the shareholders but the Authorized Share Amendment is not so approved, the Board anticipates that, immediately following the Annual Meeting, it would be limited to reserving fewer than 7,500,000 shares of Common Stock for issuance pursuant to awards under the 2007 Plan.  If both proposals are approved, the Board will reserve 7,500,000 shares for issuance pursuant to awards under the 2007 Plan, a portion of which the Board anticipates would be shares newly authorized pursuant to the Authorized Share Amendment.  In no event will awards be made under the 2007 Plan pursuant to which the number of shares of Common Stock subject to issuance exceeds the associated reserve established by the Board.

The proposed amendment to Article III would permit the issuance of additional shares of Common Stock, at the discretion of the Board, up to the new maximum authorization. If the Board deems it to be in the best interests of the Company and its shareholders to issue additional shares of Common Stock in the future, the Board will not generally seek further authorization by vote of the shareholders, unless such authorization is otherwise required in a specific case by law or by the listing requirements of any exchange on which the Company’s common stock may be quoted. The Board believes it is prudent for the Company to have this flexibility. The holders of Common Stock are not entitled to preemptive rights. Accordingly, the issuance of additional shares of Common Stock will have the effect, under certain circumstances, of diluting the ownership, earnings per share, and voting right of shareholders.

The proposed increase in the number of shares of common stock that the Company is authorized to issue is not intended to inhibit a change in control of the Company. The Board is aware, however, that an increase in the number of authorized but unissued shares of common stock could discourage, or make more difficult, efforts to effect a change in control of the Company. The Board could use the increased number of authorized shares to frustrate persons attempting to gain control of the Company that would otherwise pay an above-market premium favored by holders of a majority of the shares of Common Stock. For example, the Board could privately place shares with purchasers who may side with the Board in opposing a hostile takeover or issue securities that would dilute the stock ownership of persons seeking to obtain control of the Company. There are certain provisions in the Bylaws and Restated Articles of Incorporation of the Company that also could have an anti-takeover effect, in particular the ability to grant shares of our preferred stock, which may be convertible into Common Stock. The Board is not aware of any pending or threatened efforts to effect a change in control of the Company and is not recommending this proposal as part of an anti-takeover strategy.

Implementing the Proposed Amendment

To effect the Authorized Share Amendment, a Certificate of Amendment would be filed with the Secretary of State of the State of California amending and restating Paragraph (a) of Article III of the Company’s Restated Articles of Incorporation to read as follows:

“(a)         This corporation is authorized to issue two classes of shares of stock, designated, respectively as “Common Stock” and “Preferred Stock.” The total number of shares of all classes of stock that this Corporation is authorized to issue is Two Hundred-One Million (201,000,000), consisting of Two Hundred Million (200,000,000) shares of Common Stock and One Million (1,000,000) shares of Preferred Stock.”

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of Common Stock (whether outstanding or issuable upon the conversion of outstanding shares of Series F Preferred Stock) entitled to vote at the Annual Meeting will be required for approval of the Authorized Shares Amendment.  In the absence of approval, the authorized number of shares of Common Stock will remain 100,000,000.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AUTHORIZED SHARES AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 200,000,000.

When a proxy in the form of the proxy enclosed with this Proxy Statement is returned properly executed, unless marked to the contrary, such proxy will be voted in favor of the increase in authorized shares of Common Stock contemplated by the Authorized Shares Amendment.

PROPOSAL 3

APPROVAL OF 2007 STOCK INCENTIVE PLAN

The Board of Directors has unanimously adopted a resolution approving, and is recommending to the shareholders for approval at the Annual Meeting, the Spescom Software Inc. 2007 Stock Incentive Plan (the “2007 Plan”).  The Board has determined that adoption of the 2007 Plan is in the best interests of the Company and its shareholders.

The 2007 Plan is intended to be the successor to the Spescom Software Inc. Amended and Restated 1996 Stock Incentive Plan, which expired in 2006, and to govern the grant of stock-based awards to our employees (including officers), directors and consultants.  Its purpose is to enable the Company and any other entity controlling or controlled by the Company (an “affiliate”) to attract, retain and motivate their directors, employees (including officers) and consultants by providing for or increasing the proprietary interests of such persons in the Company through the granting of stock-based awards.

The principal provisions of the 2007 Plan are summarized below.  This summary is qualified in its entirety by reference to the actual 2007 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Purpose of Adopting the 2007 Plan

Adoption of the 2007 Plan will provide the Company with the continued ability to provide equity-based compensation to employees (including officers), directors and consultants of the Company and its affiliates, thereby enabling the Company to attract, retain and motivate its directors, employees (including officers) and consultants by providing for or increasing the proprietary interests of such persons in the Company.

If shareholders approve the 2007 Plan, the Company will use the 2007 Plan to compensate employees (including officers), directors and consultants of the Company and its affiliates.  If the shareholders do not approve the 2007 Plan, the Company will not have a shareholder-approved plan from which to be able to make incentive stock awards to such persons on an ongoing basis, as the Company’s Amended and Restated 1996 Stock Incentive Plan expired last year and no new incentive stock awards may be granted under that plan.  As a result, if the shareholders do not approve the 2007 Plan, the Board believes that the Company will be placed at a disadvantage in keeping its current employees and attempting to attract new employees.

Summary of the Key Terms of the 2007 Plan

The following is a brief description of the 2007 Plan.  The full text of the 2007 Plan is attached as Appendix A to this Proxy Statement, and the following description is qualified in its entirety by reference to the text of the 2007 Plan set forth in Appendix A.

Eligibility.  All employees (including officers), directors and consultants of the Company or its affiliates, are eligible to receive stock awards under the 2007 Plan, except that consultants are ineligible to receive incentive stock options by law (each employee, director or consultant who receives such a stock award, a “Participant”).  As of March 1, 2007, there were approximately 35 employees (including officers), 5 directors, and 5 consultants who would be eligible to participate in the 2007 Plan.  Participants will receive grants of stock awards at the discretion of the Board as compensation for their services to the Company of its affiliates.

Types of Awards.  The types of stock awards that are available for grant under the Plan are:

•                  incentive stock options;

•                  nonstatutory stock options;

•                  stock bonus awards;

•                  stock appreciation rights;

•                  phantom stock units; and

•                  restricted stock units.

Administration of the 2007 Plan.  The Board shall administer the 2007 Plan unless and until the Board delegates administration to a committee (the “Committee”).  The Board has the power and authority to, among other things:  (i) determine which persons eligible under the 2007 Plan shall be granted stock awards, (ii) determine the type(s), number, terms and conditions of stock awards, as well as the timing and manner of grant, (iii) interpret the 2007 Plan, and establish, amend and revoke rules and regulations to administer the 2007 Plan, (iv) amend the 2007 Plan or any stock award granted pursuant thereto, (v) terminate or suspend the 2007 Plan, (vi) adopt sub plans and/or special provisions applicable to stock awards regulated by the laws of a foreign jurisdiction, and (vii) exercise such powers and perform such acts as the Board deems necessary, desirable, convenient or expedient to promote the best interests of the Company that are not in conflict with the provisions of the 2007 Plan.  If the Board delegates administration to the Committee, the Committee may exercise, in connection with the administration of the 2007 Plan, any of the powers and authority granted to the Board under the 2007 Plan.  The Committee may delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject to such resolutions as may be adopted from time to time by the Board (and references in the 2007 Plan and this summary to the Board shall thereafter be to the Committee or the subcommittee, as applicable).  The Board may also delegate to one or more officers of the Company the authority to grant stock awards to Participants who are not officers to the extent permitted by California law.  The Board may abolish the Committee at any time and revest in the Board some or all of the administration of the 2007 Plan.

Stock Subject to the 2007 Plan.

The number of shares of our Common Stock that may be issued pursuant to stock awards under the 2007 Plan may not exceed 7,500,000 shares (the “Share Reserve”).  Each share of Common Stock issued pursuant to a stock award will reduce the Share Reserve by one share.  To the extent that a distribution pursuant to a stock award is made in cash, the Share Reserve will not be reduced.  Shares of Common Stock covered by stock awards that expire, are cancelled, terminate, are repurchased by us at cost or reacquired by us prior to vesting, will revert to and again become available for issuance under the 2007 Plan.

In addition, the number of shares of our Common Stock that may be issued pursuant to stock awards under the 2007 Plan may not exceed the reserve for the issuance of such shares that the Board will establish if the 2007 Plan is approved.  The number of shares included in that reserve will be 7,500,000 if both the 2007 Plan and the Authorized Share Amendment (as discussed in Proposal 2) are approved by the shareholders.  If, however, the 2007 Plan is approved by the shareholders but the Authorized Share Amendment is not, the Board anticipates that, immediately following the Annual Meeting, it will be limited to reserving fewer than 7,500,000 shares for issuance pursuant to stock awards under the 2007 Plan.  See “Purpose and Effect of the Proposed Amendment” under Proposal 2 for more information regarding the anticipated effects of the approval or non-approval of the Authorized Share Amendment with respect to the issuance of stock awards under the 2007 Plan and of shares of Common Stock pursuant to such awards.

Other Share Limits.  The maximum aggregate number of shares of Common Stock that may be issued pursuant to incentive stock options under the 2007 Plan is 7,500,000 shares.  No employee shall be eligible to be granted incentive stock options, nonstatutory stock options, or stock appreciation rights covering more than 2,000,000 shares of Common Stock during any calendar year.

Fair Market Value.  Generally, fair market value of the Company’s Common Stock will be the closing sales price of the Company’s Common Stock on the OTC Bulletin Board on the date of determination.  On February 23, 2007, the fair market value per share of the Company’s Common Stock determined on such basis was $0.09.

Terms and Conditions of Options.

For each option, the Board will determine in the optionholder’s option agreement whether and how such option will vest.  Generally, only the vested portion of an option will be exercisable for shares of Common Stock.  To the extent required by California securities law, options granted to employees who are not officers will provide for vesting at a rate of at least 20% per year over 5 years from the date of grant.

The exercise price per share of incentive stock options and nonstatutory stock options will be at least 100% of the fair market value per share of our Common Stock on the date the option is granted.  The purchase price of Common Stock acquired pursuant to an option will be paid to the Company (i) in cash or by check at the time the option is exercised, or (ii) in the discretion of the Board, in another form of legal consideration other than a promissory note or other form of deferred payment.  Unless there is a provision to the contrary in the individual optionholder’s option agreement, payment for Common Stock pursuant to an option may only be made in the form of cash or check.

If an optionholder’s continuous service terminates for any reason other than disability, death or for cause, he or she will generally have three months from the date of such termination to exercise his or her options (to the extent that the optionholder was entitled to exercise such options as of the date of such termination), unless his or her option agreement provides otherwise.  If an optionholder’s continuous service terminates as a result of the optionholder’s disability or death, he or she will generally have twelve months in the case of disability and eighteen months in the case of death to exercise (or for his or her estate to exercise) his or her options (to the extent that the optionholder was entitled to exercise such options as of the date of such termination), unless his or her option agreement provides otherwise.  If an optionholder’s continuous service is terminated for cause, his or her option will immediately terminate.  However, in no event may the optionholder exercise an option past the expiration of its term as set forth in the option agreement.  The term of each option granted under the 2007 Plan will generally be ten years from the date of grant.

Terms and Conditions of Stock Bonus Awards.  Stock bonus awards are grants of shares of Common Stock not requiring the payment of any monetary consideration by a Participant.  Stock bonus awards may be subject to vesting and such vesting may be based on a Participant’s continuous service and/or the achievement of performance criteria.  For each stock bonus award the Board will determine in the Participant’s award agreement whether and how such stock bonus award will vest.  In the event a Participant’s continuous service terminates, all unvested shares under these awards shall be automatically reacquired by us at no cost to us.

Terms and Conditions of Stock Appreciation Rights.  The Board may grant stock appreciation rights independently of or in connection with an option grant.  The base price per share of a stock appreciation right will be at least 100% of the fair market value per share of underlying Common Stock on the date of grant.  Each stock appreciation right entitles a Participant upon redemption to an amount equal to (a) the excess of (1) the fair market value on the redemption date of one share of Common Stock over (2) the base price, times (b) the number of shares of Common Stock covered by the stock appreciation right being redeemed.  To the extent a stock appreciation right is granted concurrently with an option grant, the redemption of the stock appreciation right will proportionately reduce the number of shares of Common Stock subject to the concurrently granted option.  Stock appreciation rights may be paid in shares of Common Stock, cash or a combination thereof in the Board’s discretion.

Terms and Conditions of Phantom Stock Units.  A phantom stock unit is the right to receive the value of one share of Common Stock, redeemable upon terms and conditions set by the Board.  Phantom stock units may be paid in shares of Common Stock, cash or a combination thereof in the Board’s discretion at the time of vesting.

Terms and Conditions of Restricted Stock Units.  The Board also may award restricted stock units which entitle a Participant to receive one share of Common Stock per unit at the time the unit vests.  The Board has discretion to provide that a Participant pay for restricted stock units with cash or other consideration permitted by law.  The vesting of restricted stock units may be based on a Participant’s continuous service or the achievement of performance criteria.  In the event a Participant’s continuous service terminates, the unvested portion of any restricted stock unit will expire immediately.  To the extent permitted under the terms of the applicable restricted stock unit agreement, a Participant may elect to defer receipt of shares of Common Stock otherwise deliverable upon the vesting of such restricted stock units if such election complies with the procedures established by the Board and applicable law.

Repurchase Option Limitation.  The terms of any repurchase option applicable to the unvested portion of a Participant’s stock award (or shares of Common Stock subject to the unvested portion of a stock award) granted under the 2007 Plan will be at the original purchase price of such stock award.  To the extent required by California securities law, the Company’s right to repurchase or reacquire at the original purchase price will lapse at the rate of at least 20% of the shares of Common Stock per year over 5 years from the date the stock award is granted and the right to repurchase will be exercised within 90 days of termination of the Participant’s continuous service or such longer period as may be agreed to by the Company and the Participant whose stock award is the subject of a repurchase option.

Acceleration of Stock Awards.  The Board shall have the power to accelerate the time at which a stock award may first be exercised or the time during which a stock award will vest, notwithstanding the provision in any stock award agreement to the contrary.

Adjustment.  The maximum number of shares of Common Stock subject to the 2007 Plan, the maximum number of shares of Common Stock that can be granted to an employee during any calendar year pursuant to incentive stock options, nonstatutory stock options, or stock appreciation rights, the exercise, redemption or base price applicable to outstanding stock awards, and the number of shares of Common Stock subject to outstanding stock awards, shall be proportionally adjusted on account of mergers, consolidations, reorganizations, recapitalizations, stock splits, spinoffs, stock dividends, extraordinary dividends and distributions other than regular cash dividends, combinations or exchanges of shares, or other similar transactions (except that conversion of convertible securities of the Company shall not be treated as a transaction that would cause the Board to make such an adjustment).  Subject to any required action by the shareholders, the Board shall make such adjustments and the Board’s determinations with respect to any adjustment will be final, binding and conclusive.

Effect of Change in Control.  In the event of a Change in Control (as defined below), any surviving entity or acquiring entity may (a) assume or continue any stock awards outstanding under the 2007 Plan or (b) substitute similar stock awards with substantially equivalent economic value for those outstanding under the 2007 Plan.  If the outstanding awards will not be so continued, assumed, or substituted, then with respect to stock awards held by Participants whose continuous service has not terminated, the Board in its discretion may (1) provide for payment of a cash amount in exchange for the cancellation of the stock awards, (2) continue the stock awards, or (3) terminate the stock awards upon the consummation of the Change in Control, but only if Participants have been permitted to exercise or redeem any portion of (including at the discretion of the Board, any unvested portion of) certain stock awards at or prior to the Change in Control.  In the event of a dissolution or liquidation of the Company, all outstanding stock awards will terminate immediately prior to such dissolution or liquidation.  A stock award held by any Participant whose continuous service has not terminated prior to a change in control may be entitled to additional acceleration of vesting and exercisability or other terms and conditions as set forth in the stock award agreement for such stock award or in any other written agreement between the Company and the Participant.

Definition of “Change in Control.”  Change in Control means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following: (a) any person or group, other than (i) an employee benefit plan maintained by the Company or an entity controlled by the Company or (ii) Spescom Ltd. or any of its controlled affiliates (each, a “Permitted Holder”) or (iii) a group controlled by a Permitted Holder, is or becomes the beneficial owner (as defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”)), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company or any entity which controls the Company or is a successor to all or substantially all of the assets of the Company, including by way of merger, consolidation or otherwise, (b) the sale, exchange, lease or other disposition of all or substantially all of the assets of the Company to any person or group, as such terms are defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act, other than to a Permitted Holder or a group controlled by a Permitted Holder, or (c) a merger or consolidation in which the shareholders of the Company immediately prior to the merger or consolidation fail to possess direct or indirect beneficial ownership of more than 50% of the voting power of the securities of the surviving corporation immediately following such transaction.  An entity that would otherwise be a “Permitted Holder” will generally no longer continue to qualify as such if it is acquired by an unrelated third party.

Amendment and Termination of the 2007 Plan.  The Board may amend, suspend or terminate the 2007 Plan in any respect and at any time, subject to shareholder approval, if such approval is required by applicable state corporate or securities law requirements or any securities exchange listing requirements.  The Board may amend the 2007 Plan without shareholder approval, if such amendment is necessary in order for the 2007 Plan to comply with federal and state securities law requirements.  Further, any amendment of the 2007 Plan will not materially impair, and any suspension or termination of the 2007 Plan will not impair, the rights of any Participant with respect to any stock awards already granted to such Participant without such Participant’s consent.

Effective Date; Term of the 2007 Plan.  The 2007 Plan will become effective immediately following its approval by the Company’s shareholders.  Unless earlier terminated by the Board, the 2007 Plan will terminate on the day before the 10th anniversary of the date that the 2007 Plan is adopted by the Board or approved by the shareholders, whichever is earlier.

Tax Consequences of the 2007 Plan

The following discussion of the federal income tax consequences of the 2007 Plan is intended to be a summary of applicable federal law as currently in effect.  Foreign, state and local tax consequences may differ and laws may be amended or interpreted differently during the term of the 2007 Plan or of stock awards granted thereunder.  Because the federal income tax rules governing stock awards and related payments are complex and subject to frequent change, Participants are advised to consult their individual tax advisors.

Options:  When a nonstatutory stock option is granted, an optionholder is not taxed on the grant of such option.  On exercise, however, the optionholder recognizes ordinary income equal to the difference between the option’s exercise price and the fair market value of the underlying Common Stock on the date of exercise.  Any gain (or loss) on subsequent disposition of the shares of Common Stock acquired through exercise of an option is long-term capital gain (or loss) if the shares are held for at least one year following exercise.  When an incentive stock option is granted, an optionholder is not taxed on the grant of such option.  Upon exercise, the optionholder does not recognize ordinary income and the Company is not entitled to an income tax deduction.  The optionholder, however, must treat the excess of fair market value of the underlying Common Stock on the date of exercise over the option’s exercise price as an item of adjustment for purposes of the alternative minimum tax.  If the optionholder disposes of the underlying Common Stock after the optionholder has held the Common Stock for at least two years from the date of grant and one year after the incentive stock option was exercised, the amount the optionholder receives upon the disposition over the exercise price is treated as long-term capital gain for the optionholder.  If the optionholder makes a “disqualifying disposition” of the underlying Common Stock by disposing of the Common Stock before it has been held for at least two years after the date of grant and one year after the date the incentive stock option was exercised, the optionholder recognizes ordinary income equal to the excess of the fair market value of the underlying Common Stock on the date of exercise over the option’s exercise price.  The Company generally is entitled to an income tax deduction equal to the ordinary income recognized by the optionholder for the Company’s taxable year that ends with or within the taxable year in which the optionholder recognized such ordinary income.

Stock Appreciation Rights and Phantom Stock Units:  The grant of a stock appreciation right or phantom stock unit generally is not a taxable event for a Participant or the Company.  Upon redemption of the stock appreciation right or vesting of the phantom stock unit, the Participant generally will recognize ordinary income equal to the amount of cash and/or the fair market value (as of the date of receipt) of shares received.  The Company will be entitled to a tax deduction in the same year and for the same amount of ordinary income recognized.  If the stock appreciation right is settled in shares, the Participant’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the Participant received the shares, and these capital gains (or losses) will be taxable as long-term capital gains if the recipient held the shares for more than one year.

Stock Bonus Awards and Restricted Stock Units:  Recipients of stock bonus awards subject to vesting and restricted stock units do not recognize income at the time of the grant of such awards (unless, in the case of the grant of stock bonus awards subject to vesting the recipient makes an election under Section 83(b) of the Internal Revenue Code to be taxed at the time of grant).  However, upon payment to Participants of shares of Common Stock with respect to stock units or upon the lapse of restrictions with respect to stock bonus awards, Participants generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and the Company will receive a corresponding deduction.

Limits on Deductions.  Under Section 162(m) of the Internal Revenue Code, our ability to deduct compensation paid to our chief executive officer and the four other most highly paid executive officers in a particular year is limited to $1 million per person, except that compensation that is “performance-based,” under Section 162(m), will be excluded for purposes of calculating the amount of compensation subject to this $1 million limitation.  Our ability to deduct compensation paid to any other executive officer or employee is not affected by this provision.

New 2007 Plan Benefits

Because benefits under the 2007 Plan will depend on the fair market value of our Common Stock at various future dates, and because the level of stock awards (including options) will be determined in the discretion of the Board, it is not possible to determine the benefits or awards that will be received by Participants under the 2007 Plan if our shareholders approve the 2007 Plan.  Therefore, we have not included a table reflecting such benefits and awards.

Vote Required and Recommendation of the Board of Directors

Approval of the 2007 Plan requires the affirmative vote of shares constituting (i) a majority of the shares of Common Stock (whether outstanding or issuable upon the conversion of outstanding shares of Series F Preferred Stock) represented at the Annual Meeting and voting on the proposal and (ii) a majority of the quorum required for the meeting.  In the absence of approval, the 2007 Plan will be without effect, and no grants thereunder will be made.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” APPROVAL OF THE ADOPTION OF THE 2007 PLAN.

When a proxy in the form of the proxy enclosed with this Proxy Statement is returned properly executed, unless marked to the contrary, such proxy will be voted in favor of adoption of the 2007 Plan.

PROPOSAL 4

APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION
TO CHANGE THE NAME OF THE COMPANY

The Board of Directors has unanimously adopted a resolution approving, and is recommending to the shareholders for approval at the Annual Meeting, an amendment to Article I of the Company’s Restated Articles of Incorporation to change the name of the Company to “Enterprise Informatics Inc.”  This proposal is referred to elsewhere in this Proxy Statement as the “Name Change Amendment.” The Board has determined that this amendment is in the best interests of the Company and its shareholders.

Purpose and Effect of the Proposed Amendment

The Board believes that by changing the Company’s name to Enterprise Informatics Inc. current and prospective customers along with investors will gain a better understanding of the Company’s mission and vision. Informatics is the science concerned with gathering, manipulating, storing, retrieving, and classifying recorded information, while enterprise organizations with vast amounts of information are who we serve.

The change of the corporate name will not in any way affect the validity or transferability of stock certificates currently outstanding, the capital structure of the Company, or the rights or obligations of the Company with respect to its existing contractual obligations, nor will it impact third parties’ obligations with respect to the Company.  Similarly, it will not impact the Company’s ability to use its current tradename and trademarks.

Implementing the Proposed Amendment

If this proposal is approved by the shareholders, a Certificate of Amendment will be filed with the Secretary of State of the State of California amending and restating Article I of the Company’s Restated Articles of Incorporation to read as follows:

“The name of the corporation is Enterprise Informatics Inc.”

In addition, notification of the name change will be filed with the Securities and Exchange Commission and the National Association of Securities Dealers.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of Common Stock (whether outstanding or issuable upon the conversion of outstanding shares of Series F Preferred Stock) entitled to vote at the Annual Meeting will be required for approval of the Name Change Amendment.  In the absence of approval, the name of the Company will remain as “Spescom Software Inc.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” APPROVAL OF THE NAME CHANGE AMENDMENT TO CHANGE THE NAME OF THE COMPANY TO “ENTERPRISE INFORMATICS INC.”

When a proxy in the form of the proxy enclosed with this Proxy Statement is returned properly executed, unless marked to the contrary, such proxy will be voted in favor of the change of the name of the Company contemplated by the Name Change Amendment.

CORPORATE GOVERNANCE

Committees of the Board of Directors

The Board of Directors has the following standing committees: (i) Audit Committee, (ii) Compensation Committee, (iii) Stock Option Committee, and (iv) Nominating Committee. Information regarding each of these committees in provided below.

Audit Committee.  The Audit Committee is responsible for (i) the appointment and oversight of the Company’s independent auditors, including reviewing the auditors’ qualifications, independence and performance, (ii) the pre-approval of all audit and allowable non-audit services provided by the Company’s independent auditors, and (iii) assisting the Board of Directors in its oversight of the quality and integrity of the Company’s financial statements, system of internal controls, and accounting and financial reporting processes.  The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act.  The Board of Directors has adopted a written Audit Committee charter.  The Audit Committee is comprised of Messrs. Hamilton, Silverman and Unruh.  Mr. Unruh is Chairman of the Audit Committee.  Messrs. Hamilton, Silverman and Unruh are independent directors under the definition of independence set forth in the NASDAQ listing standards. The Audit Committee held four meetings during the fiscal year ended September 30, 2006.

Compensation Committee.  The Compensation Committee reviews the compensation of the Company’s officers.  The Compensation Committee is comprised of Messrs. Hamilton, Isaacman, Myers and Unruh.  The Compensation Committee held one meeting during the fiscal year ended September 30, 2006.

Stock Option Committee.  The Stock Option Committee generally administered the Company’s Amended and Restated 1996 Stock Incentive Plan and is expected to generally administer the 2007 Stock Incentive Plan, if it is approved by the shareholders (see Proposal 3).  The Stock Option Committee is comprised of Messrs. Hamilton, Isaacman, Myers and Unruh.  The Stock Option Committee held two meetings during the fiscal year ended September 30, 2006.

Nominating Committee.  In January 2007, the Board of Directors established a Nominating Committee comprising Mr. Silverman and Dr. Meyers, which has yet to commence holding meetings. Mr. Silveman is an independent director under the definition of independence set forth in the NASDAQ listing standards.  Dr. Myers is not an independent director under that definition.  The objective of the Nominating Committee is to identify and evaluate candidates for service on the Board.  Although a charter for the Nominating Committee has not yet been adopted, the Board expects to adopt a written charter for the Nominating Committee during fiscal 2007.  In addition, although the Nominating Committee has not yet adopted policies, the committee intends to adopt certain policies associated with the fulfillment of its objective during fiscal 2007.

Because the Nominating Committee has yet to commence holding meetings, the Board as a whole presently continues its past practices of identifying and evaluating candidates for service on the Board, as described under “Director Nomination Process” immediately below.  It is anticipated that, during fiscal 2007, the Nominating Committee will assume primary responsibility for identifying and evaluating director candidates and will carry out that role, subject to the oversight of the Board, in substantially the same manner as it is currently carried out by the Board.  Following such shift in responsibility to the Nominating Committee, however, it is anticipated that the Board will continue to make final determinations with respect to the rejection, election or nomination of particular candidates, as discussed below, taking into account the recommendations of the Nominating Committee.

Director Nomination Process

As discussed in greater detail under “Board Committees” immediately above, though the Board of Directors as a whole presently serves to identify and evaluate candidates for service on the Board, it is anticipated that, during fiscal 2007, the Nominating Committee will assume primary responsibility for those functions.

The Board employs a variety of methods to identify and evaluate director candidates. The Board periodically assesses the appropriate size of the Board, whether any vacancies on the Board are expected due to retirement of directors or otherwise, and the need for particular expertise on the Board. To the extent appropriate based on such evaluations, the Board seeks to identify director candidates. Additionally, candidates may come to the attention of the Board at any time through its current members, officers of the Company, professional search firms, shareholders or other persons. Candidates are evaluated at regular or special meetings of the Board, and may be considered at any point during the year. In connection with this evaluation, the Board determines whether to interview the prospective nominee and, as warranted, one or more members of the Board, and others as appropriate, interview prospective nominees in person or by telephone. On the basis of this evaluation and interview, the Board determines whether to reject, elect or nominate the candidate, as the case may be.

The Board will consider written recommendations for director candidates from shareholders. Such recommendations should be submitted to the Board and addressed to Spescom Software Inc. Board of Directors, c/o the Office of the Corporate Secretary, Spescom Software Inc., 10052 Mesa Ridge Court, Suite #100, San Diego, California 92121.  Such recommendations should include the following information: (a) all information relating to the candidate that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act (including the person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name(s) and address(es) of the shareholder(s) making the recommendation and the number of shares of Common Stock which are owned beneficially and owned of record by the shareholder(s); and (c) appropriate biographical information and a statement as to the qualifications of the candidate.

Although the Board currently has no defined minimum criteria for consideration or continued service as a director, the Board evaluates prospective nominees on the basis of factors including their depth and breadth of experience, judgment, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, willingness to devote adequate time to Board duties, and the extent to which the candidate would be a desirable addition to any committees of the Board.  In evaluating prospective nominees, the Board considers the appropriate balance of experience, skills and personal characteristics required of Board members, and seeks to ensure that at least half of the directors are independent under the definition of independence set forth in the NASDAQ listing standards.

The Board evaluates shareholder-recommended candidates using the same process and the same criteria as it uses to evaluate candidates from other sources.

In accordance with the Stock Purchase Agreement dated as of January 14, 2000 between the Company and Spescom Ltd., the Company has covenanted to include two nominees of Spescom Ltd. in management’s slate of nominees to be elected to the Board of Directors and to recommend to the shareholders the election of such nominees for as long as Spescom Ltd. or any affiliate of Spescom Ltd. holds at least 33% of the Common Stock.  Dr. Myers and Mr. Isaacman are the current nominees designated by Spescom Ltd.

Attendance at Meetings

The Board of Directors held six meetings during the fiscal year ended September 30, 2006.  All of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which he was a director and (ii) the total number of meetings held by all committees of the Board on which he served during the period he served.  The Company encourages directors to attend its annual meeting of shareholders and any special meetings of shareholders.  One director attended the last annual meeting of shareholders.

Contacting the Board of Directors

The Company believes that it is important for its shareholders to be able to communicate with its directors, and shareholders interested in communicating directly with the Board, the Chairman, or the non-management directors as a group may do so by sending a letter to the Spescom Software Inc. Board of Directors, c/o the Office of the Corporate Secretary, Spescom Software Inc., 10052 Mesa Ridge Court #100, San Diego, California 92121. Inquiries and other communications may be submitted anonymously and confidentially.

The Corporate Secretary will review the correspondence and forward it to the Chairman of the Board, Chairman of the Audit Committee or to any individual director, group of directors or Committee of the Board to whom the communication is directed, as applicable, if the communication is relevant to, and consistent with, the Company’s business and financial operations, policies and corporate philosophies.

The Corporate Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such communications that are reasonably determined to be unduly hostile, threatening, illegal or are otherwise not reasonably related to the Company or its business.

Code of Ethics

The Company has adopted a Code of Ethics to provide standards for ethical conduct, which applies to the Board of Directors, officers, and all Company employees, including our Chief Executive Officer and Chief Financial Officer. The Code of Ethics covers topics including, but not limited to, the expected standards of employee conduct, conflicts of interest, compliance with securities laws, confidentiality of information, insider trading, and compliance with other laws.

Any waiver of a provision of the Code of Ethics with respect to a director or executive officer may only be made by the Board. The Company will file with the SEC on Form 8-K or post on its website all amendments to the Code of Ethics and waivers of its provisions made with respect to any director or executive officer in accordance with the applicable SEC rules.

The Code of Ethics has been posted on the Company’s website at www.spescomsoftware.com under the heading “Investors.”

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information as to shares of the Common Stock owned as of February 22, 2007 by (i) each director, (ii) all individuals who served as the Company’s Chief Executive Officer during the fiscal year ended September 30, 2006, (iii) the other three individuals who served as executive officers during the fiscal year ended September 30, 2006, (iv) all directors and executive officers as a group and (v) each person who, to the extent known to the Company, beneficially owned more than 5% of the outstanding shares of Common Stock.  Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given have sole voting and investment power over the shares shown as beneficially owned, subject to community property laws where applicable.

Name	Number of Shares (1)		Percent of Class (1)
Spescom Ltd. (4)	27,408,249	(3)	56.0%
M.A.G. Capital, LLC (5)	41,680,883	(6)(7)(8)	55.2	%(9)
Forest Securities Limited (10)	3,141,910		8.5%
D. Ross Hamilton	342,750		*
Hilton Isaacman	312,500		*
James P. Myers (2)	27,562,499	(3)	56.2%
Larry D. Unruh	160,547		*
John W. Low	704,500		1.9%
Keith Stentiford (11)	—		—
Pierre de Wet	298,600		*
Michael Silverman	41,250		*
Alan Kiraly (12)	122,500		*
Glenn Cox	196,400		*
All Current Directors and Executive Officers as a Group (9 persons) (2)	29,741,546	(3)	58.4%

*                                              Less than one percent.

(1)                                       Amounts and percentages include shares of the Company’s common stock that may be acquired within 60 days of February 22, 2007 through the exercise of stock options as follows:  297,000 shares for Mr. De Wet, 122,500 shares for Mr. Kiraly, 160,000 shares for Mr. Cox, 651,000 shares for Mr. Low, 156,250 shares for Mr. Hamilton, 156,250 shares for Mr. Unruh, 312,500 shares for Mr. Isaacman, 141,250 shares for Mr. Myers, 41,250 shares for Mr. Silverman, and 2,038,000 shares for all directors and executive officers as a group.

(2)                                       Dr. Myers, a Director of the Company, is also a member of the board of directors of Spescom Ltd.  As an affiliate of Spescom Ltd., Dr. Myers could be deemed to be a beneficial owner of the 27,408,249 shares of common stock of the Company beneficially owned by Spescom Ltd.  However, Dr. Myers disclaims beneficial ownership of all such shares.

(3)                                       Amount includes 11,757,778 shares of the Company’s common stock issuable upon conversion of the Series F Preferred Stock held by Spescom Ltd. and its United Kingdom subsidiary at an initial conversion price of $.45 per share.

(4)                                       The primary business address of Spescom Ltd. and Dr. Myers is Spescom Park, Cnr. Alexandra & Second Street, Halfway House, Midrand 1685, South Africa.

(5)                                       The shares of the Company’s common stock beneficially owned by M.A.G. Capital, LLC (“MAG”), as detailed in notes (7) and (8), include certain shares beneficially owned by MAG’s affiliates Monarch Pointe Fund, Ltd. (“Monarch”) and Mercator Momentum Fund III, L.P (“MMF”).  MAG controls the investments of Monarch and MMF.  David F. Firestone is the Managing Member of MAG and, in such capacity, holds the right to vote and the right to dispose of the shares beneficially owned by MAG, Monarch and MMF.  The primary business address of MAG is 555 South Flower Street, Suite 4200, Los Angeles, CA 90071, and the primary business address of each of Monarch and MMF is c/o M.A.G. Capital, LLC, 555 South Flower Street, Suite 4200, Los Angeles, CA 90071.

(6)                                       Amount includes 1,475,926 shares of the Company’s common stock beneficially owned by MAG by virtue of MAG’s ownership of certain warrants, of which shares (i) 550,000 are issuable upon exercise of a warrant at an exercise price of $0.44 per share; and (ii) 925,926 are issuable upon exercise of warrants at an exercise price of $0.27 per share.

(7)                                       Amount includes 35,005,556 shares of the Company’s common stock beneficially owned by Monarch, of which (i) 3,285,883 are outstanding, (ii) up to 32,000,000 are issuable upon conversion of the Series I Preferred Stock at a conversion price equal to 85% of the market price (the volume weighted average price of the Company’s common stock during the 5 trading days prior to conversion, subject to adjustment), provided that in no event shall the conversion price exceed a ceiling price of $0.21 per share, or be less than a floor price of $0.0725 per share; (iii) 2,200,000 are issuable upon exercise of a warrant at an exercise price of $0.44 per share; and (iv) 805,556 are issuable upon exercise of warrants at an exercise price of $0.27 per share.

(8)                                       Amount includes 1,913,473 shares of the Company’s common stock beneficially owned by MMF, of which (i) up to 1,793,103 are issuable upon conversion of the Series I Preferred Stock at a conversion price equal to 85% of the market price (the volume weighted average price of the Company’s common stock during the 5 trading days prior to conversion, subject to adjustment), provided that in no event shall the conversion price exceed a ceiling price of $0.21 per share, or be less than a floor price of $0.0725 per share; and (ii) 120,370 are issuable upon exercise of a warrant at an exercise price of $0.27 per share.

(9)                                       Under the Certificate of Determination of Series I Preferred Stock and the terms of each warrant for the purchase of shares of the Company’s common stock held by MAG, Monarch and MMF, each of those entities may not convert any shares of Series I Convertible Preferred Stock or exercise any such warrant if doing so would cause the aggregate beneficial ownership of the Company’s common stock of MAG, Monarch and MMF to exceed 9.99% of the Company’s common stock then outstanding.

(10)                                 The primary business address of Forest Securities Limited is Polygon Hall, P.O. Box 135, Le Marchant Street, St. Peter Port, Guernsey, GY1 4EL.

(11)                                 Mr. Stentiford resigned as Chief Executive Officer and Director of the Company effective August 18, 2006.

(12)                                 Mr. Kiraly was appointed interim Chief Executive Officer of the Company effective August 18, 2006.  On January 10, 2006 he was appointed Chief Executive Officer and a Director of the Company.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The following table and discussion set forth certain information with regard to the Company’s current executive officers.

Name	Age	Position
Alan Kiraly	46	Chief Executive Officer
Glenn Cox	50	Vice President, Marketing and Sales
John W. Low	50	Chief Financial Officer and Secretary
Pierre de Wet	43	Vice President, Operations

Biographical information for Mr. Kiraly is set forth above in Proposal 1.

Mr. Cox was appointed Vice President, Marketing and Sales in October 2005.  Previously Mr. Cox served as Vice President Business Development of the Company from April 1998.  Mr. Cox joined the Company in January 1997 as Vice President Customer Care.  Prior to joining the Company Mr. Cox was with Northeast Utilities for 15 years holding various management positions within the information technology group.  Mr. Cox earned a B.S.E. degree from University of Connecticut in 1982.

Mr. Low has served as the Company’s Chief Financial Officer and Secretary since June 1990.  Mr. Low served as Corporate Controller from the time he joined the Company in August 1987 until June 1990.  Prior to joining the Company, Mr. Low was with PricewaterhouseCoopers LLP, as a Manager working with middle-market and growing companies.  Mr. Low, a certified public accountant, earned a B.A. degree in Economics from the University of California, Los Angeles in 1978.

Mr. De Wet was appointed Vice President of Operations in September 1999.  Previously, Mr. De Wet served as Director of Operations from April 1998 to September 1999 and Director of Projects from May 1997 to April 1998.  Prior to joining the Company, Mr. De Wet was a Technical Marketing Manager at Paradigm System Technology from June 1995 to April 1997 where he was responsible for establishing relationships with technical partners in Europe and North America.  From April 1991 to June 1995, Mr. De Wet was with PQ Africa, a division of Comparex Holdings. Mr. De Wet earned a B.S. degree from the University of Pretoria in 1989.

Summary of Compensation of Executive Officers

The following table sets forth certain information concerning the annual and long-term compensation for services rendered in all capacities to the Company of (i) all individuals who served as the Company’s Chief Executive Officer during the fiscal year ended September 30, 2006 and (ii) the other three individuals who served as executive officers during the fiscal year ended September 30, 2006 (collectively, the “Named Executive Officers”).

		Annual Compensation			Long-term
				Other Annual Compensation	Compensation Awards— Stock Options
Name and Position	Year	Salary($)	Bonus($)	($)(1)	(# Shares)
Alan Kiraly	2006	$152,152	—	—	200,000
Chief Executive Officer (2)	2005	129,808	—	—	—
	2004	54,519	—	—	30,000

Keith Stentiford	2006	$196,967	—	—	850,000
Former Chief Executive Officer (3)	2005	121,154	—	—	150,000

Glenn Cox	2006	$159,312	—	$66,223	100,000
Vice President—Sales (4)

John W. Low	2006	$207,488	—	—	150,000
Chief Financial Officer	2005	183,451	—	—	—
and Secretary	2004	178,147	—	—	—

Pierre de Wet	2006	$160,135	—	—	100,000
Vice President—Operations	2005	143,559	—	—	—
	2004	144,745	—	—	—

(1)

Excludes compensation in the form of other personal benefits, which, other than as set forth in the table above, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each year.

(2)

Mr. Kiraly was appointed Interim Chief Executive Officer in August 2006 and the compensation for fiscal 2006 includes $24,000 received by Mr. Kiraly for his service in that capacity.  Prior to his appointment as Interim Chief Executive Officer, Mr. Kiraly served as Vice President of Product Development of the Company.

(3)	Mr. Stentiford resigned as Chief Executive Officer of the Company in August 2006.

(4)

Mr. Cox was appointed Vice President Sales in October 2005. Prior to that appointment, he held the non-executive position of Vice President Business Development of the Company. The compensation of $66,223 paid in fiscal 2006 related to commissions earned on sales.

Option Grants in Last Fiscal Year

Shown below is information concerning grants of options issued by the Company to the Named Executive Officers during the fiscal year ended September 30, 2006:

	Number of Securities Underlying Options	% of Total Options Granted to Employees in Fiscal	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(2)
Name	Granted(#)(1)	Year	($/Share)	Date	5% ($ )	10% ($)
Alan Kiraly	200,000	9%	$0.13	3/31/16	$16,351	$41,437
Keith Stentiford (3)	750,000	35%	$0.11	12/27/15	$51,884	$131,484
	100,000	5%	$0.13	3/31/16	$8,176	$20,719
Glenn Cox	100,000	5%	$0.13	3/31/16	$8,176	$20,719
John W. Low	150,000	7%	$0.13	3/31/16	$12,263	$31,078
Pierre de Wet	100,000	5%	$0.13	3/31/16	$8,176	$20,719

(1)                                       All options were granted with an exercise price equal to the closing sale price of the Common Stock as reported on the OTC Bulletin Board on the date of grant. The options vest 25% 90 days from the date of grant and in additional annual installments of 25% commencing on the first anniversary of the date of grant.

(2)                                       The 5% and 10% assumed rates of appreciation are specified under the rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the future price of its Common Stock. The actual value, if any, which a Named Executive Officer may realize upon the exercise of stock options will be based upon the difference between the market price of the Common Stock on the date of exercise and the exercise price.

(3)                                       Mr. Stentiford resigned in August 2006 and all of his options expired unexercised.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth for the Named Executive Officers information with respect to option exercises during the fiscal year ended September 30, 2006 and unexercised options and option values at September 30, 2006, in each case with respect to options to purchase shares of the Common Stock:

	Shares Acquired on	Value	Number of Unexercised Options Held as of September 30, 2006		Value of Unexercised in-the- money Options at September 30, 2006($)(1)
Name	Exercise	Realized	Exercisable	Nonexercisable	Exercisable	Nonexercisable
Alan Kiraly	—	—	72,500	157,500	—	—
Keith Stentiford	—	—	—	—	—	—
Glenn Cox	—	—	135,000	85,000	—	—
John W. Low	—	—	613,500	112,500	—	—
Pierre de Wet	—	—	272,000	75,000	—	—

(1)                                       Based on the closing sale price of the Common Stock on the OTC Bulletin Board on September 30, 2006 ($0.12 per share).

Equity Compensation Plan Information

The following table gives information about the Company’s common stock that may be issued upon the exercise of options under all of the Company’s equity compensation plans as of September 30, 2006.  The table includes the 1996 Stock Incentive Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a) (c)
Equity compensation plans approved by security holders	4,454,750		$0.28
Equity compensation plans not approved by security holders	1,300,000	(1)(2)(3)	$0.33
Total	5,754,750		$0.29	—

(1)                                       A warrant underlying 1,000,000 of these option shares was granted in 2004 to a public relations firm.  The exercise price under the warrant is $0.40 per share.  The warrant expires on November 3, 2007. The warrant vests and becomes exercisable as follows:  (i) 500,000 option shares vest on the date that the average of the last sale price of the Company’s stock on the OTC Bulletin Board for the ten trading days immediately preceding such date (the “Market Price”) exceeds $0.60 per share, (ii) 250,000 option shares vest on the date that the Market Price exceeds $0.70 per share, and (iii) the remaining 250,000 option shares vest and become exercisable on the date that the Market Price exceeds $0.80 per share.

(2)                                       A warrant underlying 300,000 of these option shares was granted on March 31, 2006 to a public relations firm.  The exercise price under the warrant is $0.10 per share.  The warrant expires on the third anniversary of its date of issuance.

(3)                                       Amount does not include 825,000 shares issuable upon exercise of certain warrants granted to an investment consulting firm pursuant to an agreement executed in connection with the November 2004 private placement of Series G Convertible Preferred Stock. Specifically, that firm received warrants to purchase (i) 550,000 shares of the Company’s common stock at a purchase price of $0.40 per share, expiring November 5, 2009, and (ii) 275,000 shares of the Company’s common stock at a purchase price of $0.44 per share, expiring November 5, 2007.

Employment Arrangements

The Company does not have any employment contracts with the Company’s executive officers other than the retention agreements described in the following paragraph.

The Company has entered into retention agreements with Alan Kiraly, Glenn Cox, John W. Low and Pierre de Wet, each of which contains the following terms and conditions:  If, at the time of a change in control of the Company, the executive officer party to the agreement has not voluntarily terminated his employment or been terminated by the Company for cause, the officer shall be entitled to a retention bonus, payable in cash and/or securities of the entity acquiring the Company (the “Acquiror”), allocated to him from a bonus pool with the approval of the Compensation Committee.  The bonus pool shall be equal to seven percent of the net acquisition proceeds received by the Company in connection with the change in control, provided that the minimum amount of such pool shall be $450,000 and the maximum amount shall be $675,000.  The officer shall be entitled to receive at least 50% of the retention bonus in cash.  If the officer is not employed by the Company or the Acquirer after the change in control, the Company agrees to, within 12 months after the change in control, redeem, or cause the redemption of, for cash any non-marketable securities of the Acquirer that were paid as part of the retention bonus.  The redemption shall be at fair market value, as determined by the Acquirer.  In addition to the retention bonus, the Company agrees, subject to the officer’s execution of a release and separation agreement, to pay the officer severance benefits equal to his base salary for a certain period, which in each case is six or nine months, and a portion of the COBRA premiums under the Company’s or the Acquirer’s health plan for the same period, when (i) the officer does not remain employed with the Company or the Acquirer immediately following the change in control and certain other conditions are satisfied or (ii) the officer accepts employment with the Company or the Acquirer following the change in control and is terminated without cause within 12 months.

Director Compensation

The directors of the Company are paid a meeting fee of $1,250 per Board or Audit Committee meeting attended and $1,000 per meeting attended of the Compensation, Stock Option or Nominating Committees.  In addition Mr. Silverman as Chairman of the Board of Directors receives an annual fee of $25,000 payable quarterly.  Mr. Unruh as Chairman of the Audit Committee receives an annual fee of $10,000 payable quarterly.

Report of Compensation Committee of the Board of Directors

The following is the Report of the Compensation Committee describing the compensation policies and rationales applicable to the Company’s executive officers with respect to the compensation paid to our executive officers for the fiscal year ended September 30, 2006.

The responsibilities of the Compensation Committee are to set compensation policies applicable to the Company’s executive officers. The Committee’s fundamental policy is to offer the Company’s executive officers competitive compensation opportunities based upon the overall performance of the Company, the individual contribution of such officers to the financial success of the Company and market rates of compensation of executive officers at similarly situated technology companies. It is the Committee’s objective to have a substantial portion of each officer’s total compensation potential contingent upon the Company’s performance, as well as upon the officer’s own level of performance. Accordingly, each executive officer’s compensation package is generally comprised of three elements:  (i) base salary, which is established primarily on the basis of individual qualifications, performance and market considerations, (ii) annual variable performance awards payable in cash and tied to the Company’s achievement of financial performance goals and the executive’s contribution to the achievement of those goals, and (iii) long-term stock-based incentive awards that are intended to strengthen the mutuality of interests between the executive officers and the shareholders.

Base Salary. Individual officer salaries are determined based on individual experience, performance and breadth of responsibility within the Company. The Compensation Committee reviews these factors for each executive officer each year. In addition, the Compensation Committee considers executive officers’ salaries for relative competitiveness with similarly-situated companies.

Bonuses. Individual bonuses are based on the contribution of each officer and achievement of overall financial goals of the Company.

Equity Plans. The 1996 Stock Incentive Plan was a long-term incentive plan for the Company’s employees, executive officers and directors. The plan expired on March 31, 2006. The plan was intended to align shareholder and employee interests by creating a direct link between long-term rewards and the value of the Company’s common stock. The Compensation Committee believes that long-term stock ownership by executive officers and employees is an important factor in retaining valued employees and in achieving growth in share value. The options utilize vesting periods that encourage employees to continue in the employ of the Company. Because the value of an option bears a direct relationship to the Company’s stock price, the Compensation Committee believes that options motivate executive officers and employees to manage the Company in a manner which will benefit all shareholders. The Compensation Committee has submitted for shareholder approval the new Stock Incentive Plan described in Proposal 3 of this Proxy Statement.

Stock options may be awarded to employees at any time. The exercise price per share of each stock option is generally equal to the prevailing market price of a share of the Company’s common stock on the date the option is granted. The size of stock option grants is determined by a number of factors, including comparable grants to executive officers and employees of similarly situated companies, as well as the executive officer’s relative position and responsibilities with the Company, the individual performance of the executive officer over the previous fiscal year, the anticipated contribution of the executive officer to the attainment of the Company’s long-term strategic performance goals, and the dilutive effect of the option grant. The Committee views stock option grants as an important component of its long-term, performance-based compensation philosophy.

Compensation for the CEO is determined through a process similar to that discussed above for the other executive officers. The Board of Directors reviews the CEO’s compensation based on the Board’s overall evaluation of performance toward the achievement of the Company’s financial, strategic and other goals, with consideration given to length of service, to competitive chief executive officer compensation information and the overall financial strength of the Company.  Mr. Stentiford served as the Company’s CEO from prior to the beginning of fiscal 2006 through his resignation in August 2006.  Mr. Stentiford’s compensation for his service as CEO during fiscal 2006, as approved by the Board, consisted of base salary at the annual rate of $230,000, target bonus and stock options.  Mr. Stentiford was not eligible for receipt of the target bonus approved by the Board because he resigned prior to the end of fiscal 2006.  Mr. Kiraly was appointed Interim Chief Executive Officer in August 2006 following Mr. Stentiford’s resignation and was appointed Chief Executive Officer in January 2007.  Mr. Kiraly’s compensation for his services during fiscal 2006, as approved by the Board, consisted of base salary at the annual rate of $204,000.

Respectfully submitted by the Compensation Committee of the Board of Directors of Spescom Software Inc. for the year ended September 30, 2006.

D. Ross Hamilton – Chair
Hilton Isaacman
James P. Myers
Larry D. Unruh

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is and, throughout the fiscal year ended September 30, 2006, was comprised of Messrs. Hamilton, Isaacman, Myers and Unruh.  None of the committee members is or, during the fiscal year ended September 30, 2006, was an employee or officer of the Company.  Mr. Hamilton held the office of Chairman of the Board of the Company from January 1997 through June 1997.  No executive officer of the Company has served as a member of the Board of Directors or Compensation Committee of any company in which Messrs. Hamilton, Isaacman, Myers and Unruh is an executive officer.

INDEPENDENT PUBLIC ACCOUNTANTS AND AUDIT-RELATED INFORMATION

Independent Public Accountants

Singer Lewak Greenbaum & Goldstein LLP has audited the Company’s financial statements and related schedules for the fiscal year ended September 30, 2006.  Representatives of Singer Lewak Greenbaum & Goldstein LLP are not expected to be present at the annual meeting of shareholders and therefore are not expected to be available to respond to questions.  Representatives of Singer Lewak Greenbaum & Goldstein LLP will have the opportunity to attend the annual meeting of shareholders and to make a statement if they desire to do so.  The selection of independent public accountants to audit the Company’s fiscal 2007 financial statements will be made in the second half of fiscal 2007 after an evaluation of the audit fee proposal.

Fees Paid to Independent Public Accountants

In April 2004 the Company terminated Grant Thornton LLP as the Company’s independent public accountants and appointed Singer Lewak Greenbaum & Goldstein LLP. The following fees were paid to Singer Lewak Greenbaum & Goldstein LLP and Grant Thornton LLP for services provided to the Company for the fiscal years ended September 30, 2006 and 2005:

	For the year ended September 30,
	2006	2005

Audit Fees	$197,034	$206,666
Audit-Related Fees	14,498	24,992
Tax Fees	—	—
All other fees	—	—
Total	$211,532	$231,658

Audit Committee Pre-Approval Policies and Procedures

Pursuant to the Audit Committee charter, the Audit Committee must approve in advance all audit and permissible non-audit services provided by the Company’s independent auditors.  Accordingly, all of the services described in the table immediately above were approved in advance by the Audit Committee.

As the Audit Committee has not delegated any pre-approval authority, the Audit Committee has not adopted any specific pre-approval policies and procedures for delegates relating to the engagement of its independent auditors. None of the services described in the table immediately above were approved by the Audit Committee under the de minimis exception provided by Rule 2-01(c)(7)(i)(C) of Regulation S-X.

Report of the Audit Committee

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process.  The Company’s independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements and related schedules for the fiscal year ended September 30, 2006.  The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).  The Audit Committee also received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management.  Additionally, the Audit Committee did consider whether the independent auditors’ provision of non-audit related tax work is compatible with the independent auditors’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements and related schedules for the fiscal year ended September 30, 2006 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006 for filing with the Securities and Exchange Commission.

The Board has adopted a written charter setting out the audit related functions the Audit Committee is to perform.

Submitted by the Audit Committee:

Larry D. Unruh – Chair

D. Ross Hamilton

Hilton Isaacman

Jim Myers

In accordance with the rules of the Securities and Exchange Commission, the foregoing information, which is required by paragraphs (a) and (b) of Regulation S-K Item 306, shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to the Commission’s Regulation 14A, other than as provided in that Item, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, or the Securities Exchange Act of 1934.

STOCK PERFORMANCE GRAPH

The stock performance graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this annual report into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.  The following graph shows the Company’s total return to shareholders compared to the S&P SmallCap 600 Index and the S&P 600 Application Software Index over the period from October 1, 2001 to September 30, 2006.

	Base	INDEXED RETURNS
	Period	Years Ending
Company / Index	Sep01	Sep02	Sep03	Sep04	Sep05	Sep06
SPESCOM SOFTWARE INC	100	41.38	196.55	186.21	62.07	41.38
S&P SMALLCAP 600 INDEX	100	98.21	124.58	155.20	188.13	201.60
S&P 600 APPLICATION SOFTWARE INDEX	100	86.85	133.17	142.12	175.06	191.73

The cumulative total return on the stock performance graph indicates historical results only and is not necessarily indicative of future results.

Each line on the stock performance graph assumes that $100 was invested in the Company’s Common Stock and the respective indices on October 1, 2001.  The graph then tracks the value of these investments, assuming reinvestment of dividends, through the five years ended September 30, 2006.

CERTAIN TRANSACTIONS

Transactions Involving Spescom Ltd. and Its United Kingdom Subsidiary

As of February 22, 2007, Spescom Ltd., together with its United Kingdom subsidiary, Spescom Ltd. (“Spescom Ltd. UK”), owned approximately 56% of the outstanding common shares of the Company, assuming the conversion of the shares of the Company’s Series F Preferred Stock held by Spescom Ltd. and Spescom Ltd. UK.

Spescom Ltd. and the Company have entered into a license agreement pursuant to which Spescom Ltd. has licensed to the Company the right to use the name “Spescom” and to use a trademark owned by Spescom Ltd. related to certain computer software.  The Company will not pay any royalties to Spescom Ltd. in connection with this license.  The license is for an indefinite term, but is terminable by either party upon 60 days prior written notice.  Under the license agreement, Spescom Ltd. has agreed to indemnify and hold harmless the Company and its directors, officers, employees and agents against liabilities arising from any claim brought against the Company that alleges that Spescom Ltd.’s or the Company’s use of the trademark being licensed infringes the rights of any third party, provided that the Company is in material compliance with the provisions of the license agreement.

On September 30, 2003, the Company issued 5,291 shares of its Series F Convertible Preferred Stock (the “Series F Preferred Shares”) to Spescom Ltd. and Spescom Ltd. UK in consideration of the cancellation of $5,291,000 of its debt owed to those entities.

The Series F Preferred Shares are convertible into the Company’s common stock at an initial conversion price of $0.45 per share (subject to certain adjustments set forth in the related Certificate of Determination for the Series F Preferred Shares) representing a total of 11,757,778 shares of the Company’s common stock.  Such conversion may occur at the option of the holder until September 30, 2008.  On that date, any outstanding Series F Preferred Shares not previously converted are to be converted automatically.  The Series F Preferred Shares are entitled to a liquidation preference equal to $1,000.00 per share, plus accrued but unpaid dividends per share and interest on all accrued but unpaid dividends at an annual rate of 8% compounded annually from the date of accrual.  The Series F Preferred Shares are also entitled to receive dividends of 5% of the stated value of $1,000.00 per share per annum, payable on a quarterly basis in cash or common stock (valued on the basis of the average per share market value on the 30 trading days immediately prior to the date on which such dividend is declared by the Board of Directors).  Unpaid dividends accrue interest at the rate of 8% per annum.  As part of this transaction, Spescom Ltd. and Spescom Ltd. UK received certain demand and piggyback registration rights with respect to the common stock underlying the Series F Preferred Shares.

Under a royalty arrangement beginning in fiscal 2004, Spescom Ltd. resold the Company’s software and maintenance services in South Africa. In February 2006 the royalty arrangement with Spescom Ltd. was terminated and the company entered into a new reseller arrangement with a third party company DocQnet International for the South African market.  The Company recognized $117,000 of royalty revenue under the royalty agreement with Spescom Ltd. during fiscal 2006.

At September 30, 2006 the Company owed $337,000 to Spescom Ltd. primarily for certain marketing and business development projects performed by Spescom Ltd. for the Company during 2005 along with assistance provided by Spescom Ltd. to the Company in raising working capital during fiscal 2005.  Interest accrued on the balance owed at a rate of 11%.  In October 2006, payments totaling $153,000 were made to Spescom Ltd and, in January 2007, the Company paid to Spescom Ltd. the outstanding payable balance including accrued interest.

Prior to February 10, 2006, Spescom Ltd. UK provided certain administrative and accounting functions for the Company’s United Kingdom subsidiary.  The Company was billed a monthly fee by Spescom Ltd. UK for reimbursement of certain costs in the United Kingdom including the office facilities, all accounting and human resources services, and certain corporate marketing activities.  As of February 10, 2006, Spescom Ltd. no longer provides administrative or accounting function and the Company’s UK subsidiary has relocated to another facility.  For fiscal 2006, the Company was charged administrative fees of $226,000 by Spescom Ltd. UK.  At September 30, 2006, the Company had an associated payable to Spescom Ltd. UK of $213,000, which was paid in full in October 2006.

The Company has two existing demand notes payable to Spescom Ltd. UK, a wholly owned subsidiary of Spescom Ltd., for $400,000 and $100,000, each bearing interest rate of 10% per annum.  As of September 30, 2006 and February 15, 2007, the balance owed on the notes including interest was $680,000 and $696,000, respectively.  Spescom Ltd. has agreed that it will not cause Spescom Ltd. UK to demand repayment of $664,000 under the two notes prior to October 1, 2007.  Interest expense on the notes was $65,000 for fiscal 2006 and was $26,000 during fiscal 2007 (through February 15, 2007).  These notes are collateralized by a security interest in favor of both Spescom Ltd. and Spescom Ltd. UK in respect of all the Company’s assets.

In November 2005 the Company’s wholly owned subsidiary, Spescom Software Ltd. agreed to guarantee certain loan obligations of Spescom Ltd which totaled $1.2 million as of December 31, 2006.  The proceeds of these loans had been used by Spescom Ltd. in prior years to provide working capital to the Company.  The guarantee is secured by the assets of Spescom Software Ltd. which totaled $407,000 at December 31, 2006.

Transactions Involving M.A.G. Capital, LLC and Certain of Its Affiliates

As of February 22, 2007, M.A.G. Capital, LLC (“MAG”) and its affiliates Monarch Pointe Fund, Ltd. (“Monarch”) and Mercator Momentum Fund III., L.P. (“MMF”) owned approximately 55.2% of the outstanding common shares of the Company assuming the conversion of all shares of the Company’s preferred stock held by those three entities and the exercise of all warrants for the purchase of the Company’s common stock held by them.  Under the applicable Certificate of Determination of Preferred Stock and the terms of the warrants, however, none of MAG, Monarch and MMF may convert any shares of preferred stock or exercise any warrant if doing so would cause those three entities’ aggregate beneficial ownership of the Company’s common stock to exceed 9.99% of the Company’s common stock then outstanding.

During fiscal 2005 and fiscal 2006, the Company issued in three private placements certain shares of its preferred stock and certain warrants for the purchase of shares of its common stock to MAG, Monarch and MMF.  As part of each private placement, the Company undertook certain obligations to register the common stock underlying the preferred stock and warrants issued therein.  These three private placements are described in greater detail in the paragraphs that follow.

On November 5, 2004, the Company issued (1) to Monarch 2,200 shares of Series G Convertible Preferred Stock (“Series G Preferred Stock”) and (2) to Monarch and MAG (which was then named Mercator Advisory Group, LLC) warrants, which expire November 5, 2007, to purchase, subject to certain adjustments, an aggregate of 2.75 million shares of common stock at $0.44 per share.  The aggregate consideration received by the Company for the Series G Preferred Stock and warrants was $2.2 million.  During fiscal 2005, 750 shares of this preferred stock was converted into 2,428,000 shares of common stock.

On October 25, 2005, the Company entered into a definitive agreement relating to a private placement with Monarch and MAG. Pursuant to the agreement, on October 25, 2005, the Company issued (1) to Monarch 1,950 shares of Series H Convertible Preferred Stock (“Series H Preferred Stock”) and (2) to Monarch and MAG warrants, which expire October 25, 2008, to purchase, subject to certain adjustments, an aggregate of 925,926 shares of common stock at $0.27 per share. The aggregate consideration received by the Company for the Series H Preferred Stock and warrants consisted of $500,000 and the remaining 1,450 shares of the Series G Preferred Stock, which were cancelled by the Company. The agreement contemplated the issuance by the Company at a second closing of 500 shares of Series H Preferred Stock and warrants, expiring on the third anniversary of the second closing, to purchase 925,926 shares of common stock at $0.27 per share, in exchange for aggregate consideration of $500,000. The obligations of the investors to consummate that second closing were subject to certain conditions, including that the closing price of the Company’s common stock would be $0.16 or greater for 20 consecutive trading days. This stock price condition was not satisfied and the second closing was not completed.

On March 10, 2006, the Company completed a private placement with MAG, Monarch and MMF. Under the terms of the financing, the Company issued (i) to Monarch and MMF an aggregate of 2,450 shares of Series I Convertible Preferred Stock (“Series I Preferred Sock”) and (ii) to MAG, Monarch and MMF warrants, expiring March 10, 2009, to purchase, subject to certain adjustments, an aggregate of 925,926 shares of common stock at $0.27 per share.  The Company received aggregate consideration for the Series I Preferred Stock and warrants issued in the private placement consisting of $500,000 and the 1,950 shares of Series H Preferred Stock issued by the Company in October 2005, which have been cancelled.

Each share of Series I Preferred Stock is convertible into a number of shares of common stock determined by dividing $1,000 by the conversion price per share in effect at the time of conversion, provided that a holder of Series I Preferred Stock may at any given time convert only that number of shares of Series I Preferred Stock so that, upon conversion, the aggregate beneficial ownership of the Company’s common stock of such holder and all persons affiliated with such holder is not more than 9.99% of the Company’s common stock then outstanding. The conversion price per share, which is subject to certain adjustments, is equal to 85% of the market price (the volume-weighted average price of the Company’s common stock during the 5 immediately preceding trading days, subject to adjustment), provided that in no event shall the conversion price exceed a ceiling price of $0.21 per share, or be less than a floor price of $0.0725 per share.  Each holder of Series I Preferred Stock is entitled to a liquidation preference equal to the greater of (i) $1,000 per share plus declared but unpaid dividends per share and (ii) the amount such holder would be entitled to receive had such holder’s shares been converted into shares of common stock immediately prior to the distribution in accordance with the terms of the Series I Preferred Stock.  The Series I Preferred Stock accrued dividends of 6.75% of the stated value of $1,000 per share per annum between the date of issuance and July 10, 2006, the date on which the registration statement for the common stock underlying the Series I Preferred Stock was declared effective by the Securities and Exchange Commission.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended September 30, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except as set forth below.  Messrs. Stentiford, Hamilton, Myers, Silverman and Unruh filed late Form 4’s in January and April 2006 to report stock option grants.  In addition, Messrs. Kiraly, Isaacman, Cox, Low and De Wet filed late Form 4’s in April 2006 to report stock option grants.  Each late Form 4 was filed within 31 days of the date on which the associated stock option grant was made.

SHAREHOLDER PROPOSALS

Under Rule 14a-8 of Regulation 14A of the Securities Exchange Act, a proposal of a shareholder intended to be presented at the 2008 Annual Meeting of Shareholders and to be included in the proxy statement and form of proxy for that meeting must be submitted to the Company at its principal executive offices, 10052 Mesa Ridge Court, Suite #100, San Diego, California 92121, and received by the Company on or before November 29, 2007.  The submission of a shareholder proposal does not guarantee that it will be included in the Company’s proxy statement and form of proxy.

A shareholder proposal intended to be presented at the 2008 Annual Meeting of Shareholders that is submitted outside the processes of Rule 14a-8 under the Securities Exchange Act will be considered untimely under Rule 14a-4(c)(1) under the Securities Exchange Act if not received by the Company at the address set forth in the preceding paragraph on or before February 12, 2008.  The Company will have discretionary voting authority under proxies solicited for the 2008 Annual Meeting of Shareholders with respect to any such proposal that is untimely under Rule 14a-4(c)(1).

ANNUAL REPORT

The Company’s Annual Report on Form 10-K, including financial statements and related schedules, for the fiscal year ended September 30, 2006 filed with the Securities and Exchange Commission is being mailed to all shareholders.  Any shareholder who has not received a copy may obtain one without charge by writing to the Company at 10052 Mesa Ridge Court, Suite #100, San Diego, California 92121, Attention:  Shareholder Relations.

OTHER MATTERS

The Company knows of no other matters to be brought before the Annual Meeting of Shareholders.  However, if any other matters are properly presented for action, the persons named in the accompanying proxy intend to vote on such matters in their discretion.

By Order of the Board of Directors,

John W. Low

Secretary

San Diego, California

March 28, 2007

APPENDIX A

SPESCOM SOFTWARE INC.
2007 STOCK INCENTIVE PLAN

1.                                      Purpose of the Plan.

The purpose of the Plan is to enable the Company and its Affiliates to attract, retain and motivate their Directors, Officers, Employees and Consultants by providing for or increasing the proprietary interests of such persons in the Company through the granting of Stock Awards.  The Company expects that it will benefit from the added interest that such persons will have in the welfare of the Company and its Affiliates as a result of their proprietary interest in the Company.

2.                                      Definitions.

(a)                                  Affiliate.  Affiliate means any Entity directly, or indirectly through one or more intermediaries, controlling or controlled by (but not under common control with) the Company.  Solely with respect to the granting of any Incentive Stock Options, Affiliate of the Company means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b)                                  Beneficial Owner.  The term “beneficial owner” shall have the meaning given to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act (or any successor rules thereto).

(c)                                  Board.  Board means the Board of Directors of the Company.

(d)                                  Change in Control.  Change in Control means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)                                    the sale, exchange, lease or other disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) other than one or more of the Permitted Holders or any group controlled by one or more of the Permitted Holders; or

(ii)                                any “person” or “group” (as such terms are defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than one or more of the Permitted Holders or any group controlled by one or more of the Permitted Holders, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (or any Entity which controls the Company or which is a successor to all or substantially all of the assets of the Company), including by way of merger, consolidation, tender or exchange offer or otherwise; or

(iii)                            either a merger or consolidation in which the shareholders of the Company immediately prior to the merger or consolidation fail to possess direct or indirect beneficial Ownership of more than fifty percent (50%) of the voting power of the securities of the surviving corporation (or if the surviving corporation is a subsidiary of another Entity, then the required beneficial Ownership shall be determined with respect to the securities of that Entity which controls the surviving corporation and is not itself a subsidiary of any other Entity) immediately following such transaction (for purposes of this clause 2(d)(iii), any person who acquired securities of the Company prior to the occurrence of a merger or consolidation in contemplation of such transaction and who immediately following such transaction possesses direct or indirect beneficial Ownership of at least ten percent (10%) of the securities of the surviving corporation (or if the Company or the surviving corporation is a subsidiary, then of the appropriate Entity as determined above) shall not be included in the group of shareholders of the Company immediately prior to such transaction).

(e)                                  Code.  Code means the Internal Revenue Code of 1986, as amended.

(f)                                    Committee.  Committee means a committee of two or more members of the Board appointed by the Board in accordance with Section 3(c).

(g)                                 Common Stock.  Common Stock means the common stock of the Company.

(h)                                 Company.  Company means Spescom Software Inc., a California corporation.

(i)                                    Consultant.  Consultant means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate.  However, the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a director’s fee by the Company for services as a Director shall not cause a Director to be considered a “Consultant” for purposes of the Plan.  For the purposes of determining eligibility to participate in the Plan, the term Consultant shall be clarified pursuant to the provisions of Section 5(d).

(j)                                    Continuous Service.  Continuous Service means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated.  A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service.  For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director shall not constitute an interruption of Continuous Service.  The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.  Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

(k)                                Covered Employee.  Covered Employee means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(l)                                    Director.  Director means a member of the Board of Directors of the Company.

(m)                              Disability.  Disability means (i) before the Listing Date, the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person’s position with the Company or an Affiliate of the Company because of the sickness or injury of that person and (ii) after the Listing Date, the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(n)                                 Employee.  Employee means any person employed by the Company or an Affiliate.  Service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(o)                                  Entity.  Entity means a corporation, partnership, limited liability company, trust or other entity.

(p)                                  Exchange Act.  Exchange Act means the Securities Exchange Act of 1934, as amended.

(q)                                  Fair Market Value.  Fair Market Value means, as of any date, the value of a share of Common Stock determined as follows:

(i)                                    If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market, the Nasdaq SmallCap Market, or the OTC Bulletin Board, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange, market, or quotation service (or the exchange, market, or quotation service with the greatest volume of trading in the Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii)                                In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(iii)                            Prior to the Listing Date, the value of the Common Stock shall be determined in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations.

(r)                                  Incentive Stock Option.  Incentive Stock Option means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(s)                                  Listing Date.  Listing Date means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of Section 25100(o) of the California Corporate Securities Law of 1968.

(t)                                    Non-Employee Director.  Non-Employee Director means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated under the federal securities laws (“Regulation S-K”)) and does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(u)                                 Nonstatutory Stock Option.  Nonstatutory Stock Option means an Option not intended to qualify as an Incentive Stock Option.

(v)                                   Officer.  Officer means on and after the Listing Date, a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w)                                Option.  Option means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(x)                                  Option Agreement.  Option Agreement means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant.  Each Option Agreement shall be subject to the terms and conditions of the Plan.

(y)                                  Optionholder.  Optionholder means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(z)                                  Outside Director.  Outside Director means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(aa)                            Own, Owned, Owner, Ownership.  A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(bb)                            Participant.  Participant means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(cc)                            Permitted Holder.  Permitted Holder means, as of the date of determination, any and all of (i) an employee benefit plan (or trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power, of its voting equity securities or of the value of its equity securities is Owned, directly or indirectly, by the Company, and (ii) Spescom Ltd. or any of its controlled Affiliates; provided, however, that if a change in control of Spescom Ltd. has occurred it shall no longer be a Permitted Holder.  For the purposes of determining whether a change in control of Spescom Ltd. has occurred, the definition of Change in Control contained in Section 2(d) shall apply in its entirety, except that each instance in such definition of the words “the Company” shall be replaced with the words “Spescom Ltd.” and each instance in such definition of the words “other than one or more of the Permitted Holders or any group controlled by one or more of the Permitted Holders” shall be disregarded.

(dd)                            Permitted Transferee.  Permitted Transferee means any person to whom a Stock Award or share of Common Stock is transferred pursuant to the provisions of Section 12(d) of this Plan.

(ee)                            Person.  The term “person” shall have the meaning ascribed to such term by Sections 3(a)(9) and 13(d)(3) of the Exchange Act (or any successor section thereto).

(ff)                                Phantom Stock Unit.  Phantom Stock Unit means the right to receive an amount equal to the Fair Market Value of one (1) share of the Company’s Common Stock on the day the Phantom Stock Unit is redeemed.  These Phantom Stock Units are subject to the provisions of Subsection 7(c) of the Plan.

(gg)                          Plan.  Plan means this Spescom Software Inc. 2007 Stock Incentive Plan.

(hh)                          Restricted Stock Unit.  Restricted Stock Unit means the right to receive one (1) share of the Company’s Common Stock at the time the Restricted Stock Unit vests, with the further right to elect to defer receipt of shares of Common Stock otherwise deliverable upon the vesting of an award of Restricted Stock Units.  These Restricted Stock Units are subject to the provisions of Subsection 7(d) of the Plan.

(ii)                                Rule 16b-3.  Rule 16b-3 means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(jj)                                Securities Act.  Securities Act means the Securities Act of 1933, as amended.

(kk)                        Stock Award.  Stock Award means any right granted under the Plan, including, but not limited to: (i) Options, (ii) Stock Bonus Awards, (iii) Stock Appreciation Rights, (iv) Phantom Stock Units, and (v) Restricted Stock Units.

(ll)                                Stock Appreciation Right.  Stock Appreciation Right means the right to receive an amount equal to the Fair Market Value of one (1) share of the Company’s Common Stock on the day the Stock Appreciation Right is redeemed, reduced by the deemed exercise price or base price of such right.  These Stock Appreciation Rights are subject to the provisions of Subsection 7(b) of the Plan.

(mm)                    Stock Award Agreement.  Stock Award Agreement means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award.  Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(nn)                          Stock Bonus Award.  Stock Bonus Award means a grant of shares of the Company’s Common Stock not requiring a Participant to pay any amount of monetary consideration, and subject to the provisions of Subsection 7(a) of the Plan.

(oo)                            Ten Percent Shareholder.  Ten Percent Shareholder means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.                                      Administration.

(a)                                  Administration by Board.  The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).

(b)                                  Powers of Board.  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)                                    To determine from time to time which of the Persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a Person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii)                                To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)                            To amend the Plan or a Stock Award as provided in Section 13.

(iv)                               To terminate or suspend the Plan as provided in Section 14.

(v)                                   Generally, to exercise such powers and to perform such acts as the Board deems necessary, desirable, convenient or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

(vi)                               To adopt sub plans and/or special provisions applicable to Stock Awards regulated by the laws of a jurisdiction other than and outside of the United States.  Such sub plans and/or special provisions may take precedence over other provisions of the Plan, with the exception of Section 4 of the Plan, but unless otherwise superseded by the terms of such sub plans and/or special provisions, the provisions of the Plan shall govern.

(c)                                  Delegation to Committee.

(i)                                    General.  The Board may delegate administration of the Plan to a Committee or Committees of two (2) or more members of the Board, and the term “Committee” shall apply to any persons to whom such authority has been delegated.  If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Board may abolish the Committee at any time and revest in the Board some or all of the administration of the Plan.  The Board or the Committee may delegate to one or more Officers of the Company the authority to grant Stock Awards under this Plan to Participants who are not Officers in accordance with the requirements of the California Corporations Code and/or other applicable law.

(ii)                                Committee Composition when Common Stock is Publicly Traded.  At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.  Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.  The Board or the Committee may delegate to one or more Officers of the Company the authority to grant Stock Awards under this Plan to Participants who are not Officers in accordance with the requirements of the California Corporations Code and/or other applicable law.

(d)                                  Effect of Board’s Decision.  All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(e)                                  Compliance with Section 16 of Exchange Act.  With respect to Persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with the applicable conditions of Rule 16b-3, or any successor rule thereto.  To the extent any provision of this Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.  Notwithstanding the above, it shall be the responsibility of such Persons, not of the Company or the Board, to comply with the requirements of Section 16 of the Exchange Act; and neither the Company nor the Board shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3 or any successor rule thereto, or if any person incurs any liability under Section 16 of the Exchange Act.

4.                                      Shares Subject to the Plan.

(a)                                  Share Reserve.  Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate seven million five hundred thousand (7,500,000) shares of Common Stock, reduced by the number of shares of Common Stock issued.  To the extent that a distribution pursuant to a Stock Award is made in cash, the share reserve shall not be reduced.

(b)                                  Reversion of Shares to the Share Reserve.  If any Stock Award shall for any reason (i) expire, be cancelled or otherwise terminate, in whole or in part, without having been exercised or redeemed in full, (ii) be reacquired by the Company prior to vesting, or (iii) be repurchased at cost by the Company prior to vesting, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

(c)                                  Source of Shares.  The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares.

(d)                                  Share Reserve Limitation.  Prior to the Listing Date and to the extent then required by Section 260.140.45 of Title 10 of the California Code of Regulations (“Section 260.140.45”), the total number of shares of Common Stock issuable upon exercise of all outstanding Options and the total number of shares of Common Stock provided for under any stock bonus or similar or other plan or award of the Company shall not exceed thirty percent (30%) (or such higher percentage limitation as may be approved by the shareholders of the Company pursuant to Section 260.140.45) of the then outstanding shares of Common Stock of the Company as calculated in accordance with the conditions and exclusions of Section 260.140.45. Notwithstanding the foregoing, the maximum aggregate number of shares of Common Stock that may be issued under the Plan pursuant to Incentive Stock Options is seven million five hundred thousand (7,500,000) shares of Common Stock (“ISO Limit”), subject to the adjustments provided for in Section 11 of the Plan.

5.                                      Eligibility.

(a)                                  Eligibility for Specific Stock Awards.  Incentive Stock Options may be granted only to Employees.  Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b)                                  Ten Percent Shareholders.

(i)                                    A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(ii)                                Prior to the Listing Date, a Ten Percent Shareholder shall not be granted a Nonstatutory Stock Option unless the exercise price of such Option is at least (i) one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant or (ii) such lower percentage of the Fair Market Value of the Common Stock at the date of grant as is permitted by Section 260.140.41 of Title 10 of the California Code of Regulations at the time of the grant of the Option.

(iii)                            Prior to the Listing Date, a Ten Percent Shareholder shall not be granted any Phantom Stock Unit or Stock Appreciation Right unless the grant exercise/purchase price of such Stock Award is at least (i) one hundred percent (100%) of the Fair Market Value of the Common Stock either at the time the Stock Award is granted or at the time the purchase of the Common Stock is consummated or (ii) such lower percentage of the Fair Market Value of the Common Stock at the date of grant or the time the purchase is consummated as is permitted by Section 260.140.42 of Title 10 of the California Code of Regulations at the time of the grant of the Stock Award.

(c)                                  Section 162(m) Limitation.  Subject to the provisions of Section 11(a) relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options and Stock Appreciation Rights covering more than two million (2,000,000) shares of Common Stock during any calendar year.  This Section 5(c) shall not apply prior to the Listing Date and, following the Listing Date, this Section 5(c) shall not apply until (i) the earliest of:  (1) the first material modification of the Plan (including any increase in the number of shares of Common Stock reserved for issuance under the Plan in accordance with Section 4); (2) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (3) the expiration of the Plan; or (4) the first meeting of shareholders at which Directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security under Section 12 of the Exchange Act; or (ii) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

(d)                                  Consultants.  A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (1) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (2) that such grant complies with the securities laws of all other relevant jurisdictions.

(e)                                  International Participants.  With respect to Participants who reside or work outside the United States of America, subject to the terms of Sections 13(a) and 13(e), the Committee may, in its sole discretion, amend the terms of the Plan (including, but not limited to, the adoption of appendices or subplans) or Stock Awards with respect to such Participants in order to conform such terms with the requirements of local law.

6.                                      Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  All Options shall be separately designated Incentive Stock Options or Nonstatutory

Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option.  The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)                                  Term.  The term of an Option shall be set forth in the Option Agreement; provided, however, that, subject to the provisions of Section 5(b) regarding Ten Percent Shareholders, no Option granted under the Plan shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b)                                  Exercise Price of an Incentive Stock Option.  Subject to the provisions of Section 5(b) regarding Ten Percent Shareholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.  Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c)                                  Exercise Price of a Nonstatutory Stock Option.  Subject to the provisions of Section 5(b) regarding Ten Percent Shareholders, the exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.  Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(d)                                  Consideration.  The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or by check at the time the Option is exercised, (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) in another form of legal consideration that may be acceptable to the Board, provided, however, that a promissory note or other form of deferred payment shall not constitute a permissible form of consideration for an Option granted under the Plan, or (iii) by some combination of the foregoing. In the absence of a provision to the contrary in the individual Optionholder’s Option Agreement, payment for Common Stock pursuant to an Option may only be made in the form of cash or check.

Wherever a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Common Stock, the Participant may, subject to procedures satisfactory to the Board, satisfy such delivery requirement (i) by presenting proof of beneficial ownership of such Common Stock, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of shares of Common Stock from the Common Stock acquired by the exercise of the Option and (ii) by complying with such restrictions as shall be necessary to ensure that the Option is treated as an equity instrument for financial accounting purposes.

(e)                                  Vesting Generally.  The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal.  The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate.  The vesting provisions of individual Options may vary.  The provisions of this Section 6(e) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(f)                                    Minimum Vesting Prior to the Listing Date.  Notwithstanding the foregoing Section 6(e), to the extent that the following restrictions on vesting are required by Section 260.140.41(f) of Title 10 of the California Code of Regulations at the time of the grant of the Option, then:

(i)                                    Options granted prior to the Listing Date to an Employee who is not an Officer, Director or Consultant shall provide for vesting of the total number of shares of Common Stock at a rate of at least twenty percent (20%) per year over five (5) years from the date the Option was granted, subject to reasonable conditions such as continued employment; and

(ii)                                Options granted prior to the Listing Date to Officers, Directors or Consultants may be made fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company.

(g)                                 Termination of Continuous Service.  In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), subject to Section 6(j), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination or as otherwise permitted by the Company) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement, which period shall not be less than thirty (30) days for Options granted prior to the Listing Date), or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(h)                                 Extension of Termination Date.  An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, or similar requirements of applicable law of another jurisdiction to which the Option is subject, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements or similar requirements.

(i)                                    Disability of Optionholder.  In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months for Options granted prior to the Listing Date) or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(j)                                    Death of Optionholder.  In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death or as otherwise permitted by the Company) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to Section 12, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months for Options granted prior to the Listing Date) or (ii) the expiration of the term of such Option as set forth in the Option Agreement.  If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(k)                                Termination for Cause.  Notwithstanding any other provision of the Plan to the contrary, if the Optionholder’s Continuous Service is terminated for “Cause” (as defined below), the Option shall terminate and cease to be exercisable immediately upon such termination of Continuous Service.

For the purposes of this Section 6(j), “Cause” shall mean any of the following: (1) the Optionholder’s theft, dishonesty, or falsification of any documents or records related to the Company or any of its Affiliates or theft or conversion of any property of the Company or any of its Affiliates; (2) the Optionholder’s improper use or disclosure of the Company’s or any of its Affiliates’ confidential or proprietary information; (3) any action by the Optionholder which has a materially detrimental effect on the reputation or business of the Company or any of its Affiliates; (4) the Optionholder’s failure or inability to perform satisfactorily any reasonable assigned material duties of his or her position; (5) any material breach by the Optionholder of (i) any employment or service agreement between the Optionholder and the Company or any of its Affiliates, which breach is not cured pursuant to the terms of such agreement or (ii) any policy or procedure established by the Company; or (6) the Optionholder’s conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Optionholder’s ability to perform his or her duties with the Company or any of its Affiliates, which shall be deemed to include any felony.  Notwithstanding the foregoing, the definition of “Cause” in an individual written agreement between the Company or any of its Affiliates and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such individual agreement (it being understood, however, that if no definition of the term Cause is set forth in such an individual written agreement, the foregoing definition shall apply).

(l)                                    Early Exercise.  The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Subject to the “Repurchase Limitation” in Section 10(h), any shares of Common Stock so purchased may be subject, prior to vesting, to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.  Provided that the “Repurchase Limitation” in Section 10(h) is not violated, the Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

7.                                      Provisions of Stock Awards Other Than Options.

(a)                                  Stock Bonus Awards.  Each Stock Bonus Award agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  The terms and conditions of Stock Bonus Award agreements may change from time to time, and the terms and conditions of separate Stock Bonus Award agreements need not be identical, but each Stock Bonus Award agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)                                    Consideration.  A Stock Bonus Award may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit; provided, however, that in the event that a Stock Bonus Award is granted to a new Employee, Director, or Consultant who has not

performed prior services for the Company or an Affiliate, the Stock Bonus Award will not be granted until the Board determines that such person has rendered services to the Company or an Affiliate for a sufficient period of time to ensure proper issuance of the shares of Common Stock underlying the Stock Bonus Award in compliance with the California Corporations Code.

(ii)                                Vesting Generally.  The total number of shares of Common Stock subject to a Stock Bonus Award may, but need not, vest in periodic installments that may, but need not, be equal, and/or may, but need not, vest upon the achievement of certain performance criteria, whether financial, transactional or otherwise, as determined by the Board.

(iii)                            Repurchase.  Subject to the “Repurchase Limitation” in Section 10(h), shares of Common Stock awarded under a Stock Bonus Award agreement may, but need not, be subject to a share repurchase option or reacquisition right in favor of the Company.

(iv)                               Termination of Participant’s Continuous Service.  Subject to the “Repurchase Limitation” in Section 10(h), in the event a Participant’s Continuous Service terminates, the Company shall automatically reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Stock Bonus Award agreement.

(b)                                  Stock Appreciation Rights.  Two types of Stock Appreciation Rights (“SARs”) shall be authorized for issuance under the Plan: (i) stand-alone SARs and (ii) stapled SARs.

(i)                                    Stand-Alone SARs.  The following terms and conditions shall govern the grant and redeemability of stand-alone SARs:

(A)                           The stand-alone SAR shall cover a specified number of underlying shares of Common Stock and shall be redeemable upon such terms and conditions as the Board may establish.  Upon redemption of the stand-alone SAR, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate Fair Market Value (on the redemption date) of the shares of Common Stock underlying the redeemed right over (ii) the aggregate base price in effect for those shares.

(B)                             The number of shares of Common Stock underlying each stand-alone SAR and the base price in effect for those shares shall be determined by the Board in its sole discretion at the time the stand-alone SAR is granted.  In no event, however, may the base price per share be less than one hundred percent (100%) of the Fair Market Value per underlying share of Common Stock on the grant date.

(C)                             The distribution with respect to any redeemed stand-alone SAR may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

(ii)                                Stapled SARs.  The following terms and conditions shall govern the grant and redemption of stapled SARs:

(A)                           Stapled SARs may only be granted concurrently with an Option to acquire the same number of shares of Common Stock as the number of such shares underlying the stapled SARs.

(B)                             Stapled SARs shall be redeemable upon such terms and conditions as the Board may establish and shall grant a holder the right to elect among (i) the exercise of the concurrently granted Option for shares of Common Stock, whereupon the number of shares of Common Stock subject to the stapled SARs shall be reduced by an equivalent number, (ii) the redemption of such stapled SARs in exchange for a distribution from the Company in an amount equal to the excess of the Fair Market Value (on the redemption date) of the number of vested shares which the holder redeems over the aggregate base price for such vested shares, whereupon the number of shares of Common Stock subject to the concurrently granted Option shall be reduced by any equivalent number, or (iii) a combination of (i) and (ii).

(C)                             The distribution to which the holder of stapled SARs shall become entitled under this Section 7 upon the redemption of stapled SARs as described in Section 7(b)(ii)(B) above may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

(c)                                  Phantom Stock Units.  The following terms and conditions shall govern the grant and redeemability of Phantom Stock Units:

(i)                                    Phantom Stock Unit awards shall be redeemable by the Participant to the Company upon such terms and conditions as the Board may establish.  The value of a single Phantom Stock Unit shall be equal to the Fair Market Value of a share of Common Stock, unless the Board otherwise provides in the terms of the Stock Award Agreement.

(ii)                                The distribution with respect to any exercised Phantom Stock Unit award may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

(d)                                  Restricted Stock Units.  The following terms and conditions shall govern the grant and redeemability of Restricted Stock Units:

(i)                                    A Restricted Stock Unit is the right to receive one (1) share of the Company’s Common Stock at the time the Restricted Stock Unit vests.  To the extent permitted under the terms of the applicable Stock Award Agreement, a Participant may elect to defer receipt of shares of Common Stock otherwise deliverable upon the vesting of an award of Restricted Stock Units, so long as such deferral election complies with applicable law, including but not limited to Section 409A of the Code.  An election to defer such delivery shall be irrevocable and shall be made in writing on a form acceptable to the Company.  The election form shall be filed prior to the vesting date of such Restricted Stock Units in a manner determined by the Board.  When the Participant vests in such Restricted Stock Units, the Participant will be credited with a number of Restricted Stock Units equal to the number of shares of Common Stock for which delivery is deferred.  Restricted Stock Units shall be paid by delivery of shares of Common Stock, in cash, or a combination thereof, as the Board in its sole discretion shall deem appropriate, in accordance with the timing and manner of payment elected by the Participant on his or her election form, or if no deferral election is made, as soon as administratively practicable following the vesting of the Restricted Stock Unit.

(ii)                                Each Restricted Stock Unit agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  The terms and conditions of Restricted Stock Unit agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit agreements need not be identical, but each Restricted Stock Unit agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(A)                              Consideration.  A Restricted Stock Unit may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.  The Board shall have the discretion to provide that the Participant pay for such Restricted Stock Unit with cash or other consideration permitted by law.

(B)                                Vesting.  Vesting shall generally be based on the Participant’s Continuous Service and/or on the achievement of certain performance criteria, whether financial, transactional or otherwise, as determined by the Board.

(C)                                Termination of Participant’s Continuous Service.  The unvested portion of any award of Restricted Stock Units held by a Participant shall expire immediately upon the termination of such Participant’s Continuous Service.

8.                                      Covenants of the Company.

(a)                                  Availability of Shares.  During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b)                                  Securities Law Compliance.  The grant of Stock Awards and the issuance of Common Stock pursuant to Stock Awards shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities.  Stock Awards may not be issued if the issuance of such Stock Awards would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system or quotation service upon which the Common Stock may then be listed.  In addition, no Option may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Stock Award or share of Common Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Stock Award or Common Stock. Nothing in this Section 8(b) shall be read to require the Company to register under the Securities Act the Plan, any Stock Award, or any Common Stock issued or issuable pursuant to any such Stock Award.

9.                                      Use of Proceeds from Stock.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.                               Miscellaneous.

(a)                                  Acceleration of Exercisability and Vesting.  The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b)                                  Shareholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award unless and until such Participant has satisfied all requirements for issuance of the Common Stock pursuant to the terms of the Stock Award.

(c)                                  No Employment or other Service Rights.  Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee for any reason, or no reason, with or without Cause and with or without notice, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director or a director of an Affiliate pursuant to the Bylaws of the Company or the Affiliate, as the case may be, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d)                                  Incentive Stock Option $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e)                                  Investment Assurances.  The Company may require a Participant, as a condition of exercising or redeeming a Stock Award or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock and (iii) to give such other written assurances as the Company may determine are reasonable in order to comply with applicable law.  The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f)                                    Withholding Obligations.  To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state, local, or foreign tax withholding obligation relating to the grant, vesting, exercise or redemption of a Stock Award or the acquisition, vesting, distribution or transfer of Common Stock under a Stock Award or any other event relating to a Stock Award as provided by applicable law, by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means:  (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or redemption of a Stock Award or the acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company Owned and unencumbered shares of Common Stock.

(g)                                 Information Obligation.  Prior to the Listing Date, to the extent required by Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall deliver financial statements to Participants at least annually.  This Section 10(g) shall not apply to key Employees whose duties in connection with the Company assure them access to equivalent information.

(h)                                 Repurchase Limitation.  The terms of any repurchase option applicable to the unvested portion of a Stock Award or shares of Common Stock subject to the unvested portion of a Stock Award shall be at the original purchase price, which original purchase price shall be deemed to be zero (0) dollars for the portion of any Stock Award that was awarded without payment of monetary consideration (e.g., Stock Awards granted in consideration of past services rendered to the Company or an Affiliate).  To the extent required by Section 260.140.41 and Section 260.140.42 of Title 10 of the California Code of Regulations at the time a Stock Award is made, any repurchase option applicable to the unvested portion of a Stock Award or share of Common Stock issued pursuant to a Stock Award granted prior to the Listing Date to a person who is not an Officer, Director or Consultant shall be upon the following terms.  The right to repurchase at the original purchase price shall lapse at the rate of at least twenty percent (20%) of the shares of Common Stock per year over five (5) years from the date the Stock Award is granted (without respect to the date the Stock Award was exercised or became exercisable) and the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares of Common Stock within ninety (90) days of termination of Continuous Service (or in the case of shares of Common Stock issued upon exercise of Options after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant.

(i)                                    Section 409A.  Notwithstanding anything in the Plan to the contrary, it is the intent of the Company that all Stock Awards granted under this Plan (including, but not limited to, Restricted Stock Units and Phantom Stock Units) shall not cause an imposition of the additional taxes provided for in Section 409A(a)(1)(B) of the Code; furthermore, it is the intent of the Company that the Plan shall be administered so that the additional taxes provided for in Section 409A(a)(1)(B) of the Code are not imposed.

11.                               Adjustments Upon Changes in Stock.

(a)                                  Capitalization Adjustments.

(i)  In the event of any change in the outstanding Common Stock subject to the Plan, or subject to or underlying any Stock Award, by reason of any stock dividend, forward stock split or reverse stock split, reorganization, recapitalization, merger, consolidation, spin-off, combination, exchange of shares of Common Stock or other corporate exchange, any distribution to holders of Common Stock other than regular cash dividends, or any transaction similar to the foregoing, then (A) the number of shares of Common Stock reserved for issuance under this Plan, (B) the number of shares set forth in Section 5(c), (C) the exercise price, base price or redemption price applicable to outstanding Stock Awards, and (D) the number of shares of Common Stock subject to outstanding Stock Awards shall be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and compliance with applicable law.  Fractions of a share of Common Stock will not be issued but will be paid in cash at the Fair Market Value of such fraction of a share or will be rounded down to the nearest whole share, as determined by the Board in its sole discretion.

(ii)  Any determination, substitution or adjustment made by the Board under this Section 11(a) shall be final, binding and conclusive on all persons.  The conversion of any convertible securities of the Company shall not be treated as a transaction that will cause the Board to make any determination, substitution or adjustment under this Section 11(a).

(b)                                  Adjustments Upon A Change in Control.

(i)                                    In the event of a Change in Control, any surviving Entity or acquiring Entity may assume or continue any Stock Awards outstanding under the Plan or may substitute similar stock awards with substantially equivalent economic value (including an award to acquire the same consideration paid to the shareholders in the transaction by which the Change in Control occurs) for those outstanding under the Plan.  In the event any surviving Entity or acquiring Entity declines to assume or continue such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the Board in its sole discretion and without liability to any person may (A) provide for the payment of a cash amount in exchange for the cancellation of a Stock Award equal to its fair value (as determined in the good faith determination of the Board) which, in the case of certain Stock Awards (i.e., Incentive Stock Options, Nonstatutory Stock Options, and Stock Appreciation Rights), shall equal the product of (x) the excess, if any, of the Fair Market Value per share of Common Stock at such time over the exercise price, base price or redemption price, if any, times (y) the total number of shares then subject to such Stock Award, (B) continue the Stock Awards, or (C) notify Participants holding certain Stock Awards that they must exercise or redeem any portion of such Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award) at or prior to the closing of the transaction by which the Change in Control occurs and that the Stock Awards shall terminate if not so exercised or redeemed at or prior to the closing of the transaction by which the Change in Control occurs.  With respect to any other Stock Awards outstanding under the Plan, including Stock Awards held by Participants whose Continuous Service has terminated, such Stock Awards shall terminate if not exercised or redeemed prior to the closing of the transaction by which the Change in Control occurs.  The Board shall not be obligated to treat all Stock Awards, even those that are of the same type, in the same manner.

(ii)                                In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards shall terminate immediately prior to such event.

(c)                                  Other Written Agreements.  A Stock Award held by any Participant whose Continuous Service has not terminated prior to the effective time of a Change in Control may be subject to additional acceleration of vesting and exercisability or other terms and conditions as set forth in the Stock Award Agreement for such Stock Award or as set forth in any other written agreement between the Company or any Affiliate and the Participant.  In the event of any conflict between written documents relating to the treatment of a Stock Award held by a Participant, such additional acceleration provisions and other terms and conditions shall be controlling.

12.                               Limitations on Transfers.

(a)                                  Transferability of Stock Awards.  No Stock Award issued under this Plan prior to the Listing Date may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of a Participant), assigned, pledged, hypothecated or otherwise disposed of, except by will or by the laws of descent and distribution and, to the extent provided in the Stock Award Agreement, to such further extent permitted by applying the standard set forth in Section 260.140.41(c) and Section 260.140.42(d) of Title 10 of the California Code of Regulations at the time of the grant of the Stock Award.  Any unauthorized transfer of a Stock Award shall be void.  A Stock Award issued under this Plan on or after the Listing Date shall be transferable to the extent provided in the Stock Award

Agreement.  If a Stock Award Agreement issued under this Plan on or after the Listing Date does not provide for transferability, then the Stock Award shall not be transferable except by will or by the laws of descent and distribution.  Notwithstanding the foregoing, a Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise applicable rights under a Stock Award Agreement.

(b)                                  Special Rule Applicable to Incentive Stock Options.  Notwithstanding the provisions of Section 12(a), an Incentive Stock Option issued under this Plan shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of an Optionholder only by the Optionholder; provided, however, that the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(c)                                  Limited Transfers for the Benefit of Family Members.  Notwithstanding any other provision set forth in this Section 12, the Board, in its sole discretion, may permit a Stock Award or share of Common Stock issued under this Plan to be assigned or transferred subject to the applicable limitations, if any, set forth in Section 260.140.41(d) and Section 260.140.42(c) of Title 10 of the California Code of Regulations, the General Instructions to Form S-8 Registration Statement under the Securities Act, and other applicable law.

(d)                                  Permitted Transferees.  Any Permitted Transferee will be subject to all of the terms and conditions applicable to a person transferring a Stock Award or share of Common Stock issued under this Plan, including, but not limited to, the terms and conditions set forth in this Plan and the applicable Stock Award Agreement.

13.                               Amendment of the Plan and Stock Awards.

(a)                                  Amendment of Plan.  The Board at any time, and from time to time, may amend the Plan.  However, except as provided in Section 11 relating to adjustments upon changes in Common Stock and Section 13(b), no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the requirements of Section 422 of the Code, any applicable state corporate or securities law requirements, or any securities exchange listing requirements.

(b)                                  Securities Law Compliance.  The Board may amend the Plan, and any such amendment shall be effective without the approval of the shareholders of the Company, if such amendment is necessary in order for the Plan to comply with federal and state securities law requirements, including without limitation those requirements contained in Section 260.140 of Title 10 of the California Code of Regulations.

(c)                                  Shareholder Approval.  The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(d)                                  Contemplated Amendments.  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(e)                                  No Material Impairment of Rights.  Rights under any Stock Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(f)                                    Amendment of Stock Awards.  The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be materially impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

14.                               Termination or Suspension of the Plan.

(a)                                  Plan Term.  The Board may suspend or terminate the Plan at any time.  Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier.  No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)                                  No Impairment of Rights.  Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

15.                               Effective Date of Plan.

The Plan shall become effective immediately upon its adoption by the Board, but no Stock Awards may be granted unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

16.                               Choice of Law.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

PROXY

SPESCOM SOFTWARE INC.

10052 Mesa Ridge Court, Suite #100

San Diego, California  92121

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
SPESCOM SOFTWARE INC.

The undersigned hereby appoints Alan Kiraly and John W. Low, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote as designated below, all the shares of common stock of Spescom Software Inc., a California corporation (the “Company”), held of record by the undersigned on March 22, 2007 or issuable upon the conversion of shares of Series F Preferred Stock held of record by the undersigned on March 22, 2007, at the Annual Meeting of Shareholders to be held on April 24, 2007 and any postponements or adjournments thereof.

1.               Election of Directors:

☐  FOR all nominees listed below (except as marked to the contrary below).

☐  WITHHOLD AUTHORITY to vote for all nominees listed below.

INSTRUCTION:  To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.

ALAN KIRALY	MICHAEL SILVERMAN
D. ROSS HAMILTON	JAMES P. MYERS
HILTON ISAACMAN	LARRY D. UNRUH

2.               To amend the Company’s Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 100,000,000 to 200,000,000.

☐  FOR

☐  AGAINST

☐  ABSTAIN

3.               To adopt the 2007 Stock Incentive Plan.

☐  FOR

☐  AGAINST

☐  ABSTAIN

4.               To amend the Company’s Restated Articles of Incorporation to change the name of the Company to “Enterprise Informatics Inc.”

☐  FOR

☐  AGAINST

☐  ABSTAIN

5.               In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting and any and all postponements or adjournments thereof.

PLEASE DATE, SIGN ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.

[Reverse Side of Proxy]

This proxy when properly executed will be voted in accordance with the instructions indicated; however, if no instructions are given, the Proxies will vote the shares for each of the nominees for director, for amendment of the Company’s Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 100,000,000 to 200,000,000, for adoption of the 2007 Stock Incentive Plan, for amendment of the Company’s Restated Articles of Incorporation to change the name of the Company to “Enterprise Informatics Inc.” and in their discretion on the matters described in Item 5.

Do you plan to attend the meeting?                 ☐  YES       ☐  NO

Please sign exactly as your name appears on the stock certificate(s). When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.  If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership or limited liability company, please sign in the partnership’s or limited liability company’s name by an authorized person.

DATED: , 2007

Signature

Signature if held jointly

Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.